Exhibit 10.20

EXECUTION VERSION

J.P.Morgan

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 30, 2016

among

OMNOVA SOLUTIONS INC.,
as the Borrower

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

___________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

TABLE OF CONTENTS
PAGE
ARTICLE I DEFINITIONS1
Section 1.01Defined Terms    1
Section 1.02Classification of Loans and Borrowings    35
Section 1.03Terms Generally    35
Section 1.04Accounting Terms; GAAP    36
Section 1.05Pro Forma Adjustments for Acquisitions and Dispositions    36
ARTICLE II THE CREDITS37
Section 2.01Commitments    37
Section 2.02Loans and Borrowings    37
Section 2.03Requests for Borrowings    37
Section 2.04Agent Advances    38
Section 2.05Swingline Loans    39
Section 2.06Letters of Credit    40
Section 2.07Funding of Borrowings    44
Section 2.08Interest Elections    45
Section 2.09Termination of Commitments; Increase in Revolving Commitments    46
Section 2.10Repayment and Amortization of Loans; Evidence of Debt    48
Section 2.11Prepayment of Loans    49
Section 2.12Fees    50
Section 2.13Interest    51
Section 2.14Alternate Rate of Interest    52
Section 2.15Increased Costs    52
Section 2.16Break Funding Payments    53
Section 2.17Withholding of Taxes; Gross-Up    54
Section 2.18Payments Generally; Allocation of Proceeds; Sharing of Set‑offs    57
Section 2.19Mitigation Obligations; Replacement of Lenders    60
Section 2.20Defaulting Lenders    61
Section 2.21Returned Payments    62
Section 2.22Banking Services and Swap Agreements    63

REPRESENTATIONS AND WARRANTIES	63
Section 3.01Authorization, Validity, and Enforceability of this Agreement and the Loan Documents    63
Section 3.02Validity and Priority of Security Interest    64
Section 3.03Organization and Qualification    64
Section 3.04Corporate Name; Prior Transactions    64
Section 3.05Subsidiaries and Affiliates    64
Section 3.06Financial Statements and Projections    64
Section 3.07Solvency    65
Section 3.08Indebtedness    65
Section 3.09Dividends    65
Section 3.10Real Estate; Leases; Liens    65
Section 3.11Proprietary Rights    65
Section 3.12Trade Names    66
Section 3.13Litigation    66
Section 3.14Labor Disputes    66
Section 3.15Environmental Laws    66
Section 3.16No Violation of Law    67
Section 3.17No Default    67
Section 3.18ERISA Compliance and Foreign Pension Plans    67
Section 3.19Taxes    68
Section 3.20Regulated Entities    68
Section 3.21Use of Proceeds; Margin Regulations    68
Section 3.22Copyrights, Patents, Trademarks and Licenses, etc    68
Section 3.23No Material Adverse Change    69
Section 3.24Full Disclosure    69
Section 3.25[Reserved].    69
Section 3.26Bank Accounts    69
Section 3.27Governmental Authorization    69
Section 3.28Insurance    69
Section 3.29[Reserved]    69
Section 3.30Reportable Transaction    69
Section 3.31[Reserved]    69
Section 3.32Anti-Corruption Laws and Sanctions    70
Section 3.33EEA Financial Institutions    70
ARTICLE IV CONDITIONS70
Section 4.01Effective Date    70
Section 4.02Each Credit Event    71
ARTICLE V COVENANTS72
Section 5.01Financial Statements; Borrowing Base and Other Information    72
Section 5.02Notices of Material Events    75
Section 5.03Books and Records; Inspection Rights    76
Section 5.04Appraisals    76
Section 5.05Taxes and Other Obligations    77
Section 5.06Legal Existence and Good Standing    77
Section 5.07Compliance with Law and Agreements; Maintenance of Licenses    77
Section 5.08Maintenance of Property; Inspection of Property    77
Section 5.09Insurance    78
Section 5.10Insurance and Condemnation Proceeds    78
Section 5.11Environmental Laws    78
Section 5.12Compliance with ERISA    79
Section 5.13Mergers, Consolidations or Sales    79
Section 5.14Dividends; and Capital Changes    82
Section 5.15Restricted Investments    83
Section 5.16[Reserved]    85
Section 5.17Indebtedness    85
Section 5.18Prepayment    87
Section 5.19Transactions with Affiliates    87
Section 5.20Investment Banking and Finder’s Fees    87
Section 5.21Business Conducted    88
Section 5.22Liens    88
Section 5.23[Reserved]    90
Section 5.24New Subsidiaries    91
Section 5.25Fiscal Year    91
Section 5.26[Reserved]    91
Section 5.27Fixed Charge Coverage Ratio    91
Section 5.28Use of Proceeds    91
Section 5.29Amendments to Agreements    91
Section 5.30Bank Accounts    91
Section 5.31Further Assurances    91
ARTICLE VI [RESERVED]93
ARTICLE VII EVENTS OF DEFAULT93
ARTICLE VIII THE ADMINISTRATIVE AGENT95
Section 8.01Appointment    95
Section 8.02Rights as a Lender    96
Section 8.03Duties and Obligations    96
Section 8.04Reliance    96
Section 8.05Actions through Sub-Agents    97
Section 8.06Resignation    97
Section 8.07Non-Reliance    98
Section 8.08Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties    99
Section 8.09Flood Laws    99
ARTICLE IX MISCELLANEOUS99
Section 9.01Notices    99
Section 9.02Waivers; Amendments    101
Section 9.03Expenses; Indemnity; Damage Waiver    104
Section 9.04Successors and Assigns    106
Section 9.05Survival    110
Section 9.06Counterparts; Integration; Effectiveness; Electronic Execution    110
Section 9.07Severability    111
Section 9.08Right of Setoff    111
Section 9.09Governing Law; Jurisdiction; Consent to Service of Process    111
Section 9.10WAIVER OF JURY TRIAL    112
Section 9.11Headings    112
Section 9.12Confidentiality    112
Section 9.13Several Obligations; Nonreliance; Violation of Law    113
Section 9.14USA PATRIOT Act    113
Section 9.15Disclosure    113
Section 9.16Appointment for Perfection    114
Section 9.17Interest Rate Limitation    114
Section 9.18Marketing Consent    114
Section 9.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions    114
ARTICLE X LOAN GUARANTY115
Section 10.01Guaranty    115
Section 10.02Guaranty of Payment    115
Section 10.03No Discharge or Diminishment of Loan Guaranty    115
Section 10.04Defenses Waived    116
Section 10.05Rights of Subrogation    116
Section 10.06Reinstatement; Stay of Acceleration    117
Section 10.07Information    117
Section 10.08Termination    117
Section 10.09Taxes    117
Section 10.10Maximum Liability    117
Section 10.11Contribution    118
Section 10.12Liability Cumulative    119
Section 10.13Keepwell    119
ARTICLE XI AMENDMENT AND RESTATEMENT119

SCHEDULES:

Commitment Schedule
Schedule 1.01 -- Subsidiaries not Non-Guarantor Subsidiaries
Schedule 3.03 -- Organization and Qualifications
Schedule 3.04 -- Transactions other than in the Ordinary Course of Business
Schedule 3.05 -- Subsidiaries and Affiliates
Schedule 3.08 -- Indebtedness
Schedule 3.10 -- Real Estate; Leases; Liens
Schedule 3.11 -- Proprietary Rights
Schedule 3.12 -- Trade Names
Schedule 3.13 -- Litigation
Schedule 3.14 -- Labor Disputes
Schedule 3.15 -- Environmental
Schedule 3.18 -- ERISA
Schedule 3.26 -- Bank Accounts
Schedule 3.28 -- Insurance
Schedule 5.13(l) -- Existing Inventory Accounts Receivable
Schedule 5.15 -- Restricted Investments

EXHIBITS:

Exhibit A-- Form of Assignment and Assumption
Exhibit B -- [Reserved]
Exhibit C -- Form of Borrowing Base Certificate
Exhibit D -- Form of Compliance Certificate
Exhibit E -- Joinder Agreement
Exhibit F-1 -- U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2 -- U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3 -- U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4 -- U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 30, 2016 (as it may be amended or modified from time to time, this “Agreement”) among OMNOVA SOLUTIONS INC., as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:

Article I

Definitions
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Accounts” has the meaning assigned to such term in the Security Agreement.
2    “Account Debtor” means any Person obligated on an Account.
3    “Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.
4    “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
5    “Adjusted One Month LIBOR Rate” means, for any day, an interest rate per annum equal to the sum of (i) 2.50% plus (ii) the Adjusted LIBO Rate for a one-month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided further, that, if the LIBO Screen Rate at such time shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
6    “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
7    “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
8    “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
9    “Agent Advance” has the meaning assigned to such term in Section 2.04.
10    “Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $90,000,000.

11    “Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.
12    “ALTA” means the American Land Title Association.
13    “Amendment Date” has the meaning assigned to it in clause (7) of the definition of “Consolidated EBITDA”.
14    “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
15    “Applicable Margin” means,
(i)    with respect to CBFR Revolving Loans and all other Obligations, the rate set forth in the grid below;
(ii)    with respect to Eurodollar Revolving Loans, the rate set forth in the grid below; and
(iii)    with respect to the letter of credit fee payable under Section 2.12(c), the Applicable Margin for Eurodollar Revolving Loans.
The Applicable Margin shall be at Level I below from and after the date hereof and shall be adjusted (up or down) on a quarterly basis as determined by the Borrower’s average daily Availability for the fiscal quarter then ending and shall be effective on the first day of each fiscal quarter (commencing with the fiscal quarter commencing December 1, 2016). Adjustments in Applicable Margins shall be determined by reference to the following grid:

Level	If the Average Daily Availability is:	Eurodollar Revolving Loans Applicable Margins:	CBFR Revolving Loans Applicable Margins:
I	> $50,000,000	1.50%	0.50%
II	< $50,000,000 but ≥ $25,000,000	1.75%	0.75%
III	< $25,000,0000	2.00%	1.00%
If the Borrower fails to deliver the Borrowing Base Certificate to the Administrative Agent at the time required pursuant to Section 5.01(j), then the Applicable Margins shall be the highest level set forth in the foregoing grid until five days after such Borrowing Base Certificate is so delivered. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first fiscal quarter following the date on which such Default or Event of Default is waived or cured.

16    “Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment (provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), and (b) with respect to Agent Advances or with respect to the Aggregate Revolving Exposure, a percentage based upon its share of the Aggregate Revolving Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above.
17    “Appraisal” means an appraisal delivered to the Administrative Agent prior to the Effective Date and thereafter pursuant to Section 5.04, in each case setting forth the Net Orderly Liquidation Value of Inventory in form and substance acceptable to the Administrative Agent and performed by an appraiser acceptable to the Administrative Agent.
18    “Approved Fund” has the meaning assigned to such term in Section 9.04.
19    “Asian Latex Businesses” means those businesses in Asia with which the Borrower or any of its Subsidiaries shall have entered into joint venture or similar agreements relating to making investments in assets to produce emulsion polymers, including styrene butadiene latex.
20    “Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
21    “Availability” means, at any time (a) the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base, minus (b) Reserves other than Reserves deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolving Exposure, minus (d) in each case, solely for purposes of calculating Availability under the last sentence of Section 5.18 at the time of, and after giving effect to, any excess cash flow payment required to be made under the terms of the Term Loan Agreement, the amount of $5,000,000.
22    “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
23    “Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).
24    “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
25    “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

26    “Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services), and (e) lease financing.
27    “Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
28    “Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.
29    “Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
30    “Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
31    “Board” means the Board of Governors of the Federal Reserve System of the U.S.
32    “Borrower” means OMNOVA Solutions Inc., an Ohio corporation.
33    “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, or (c) an Agent Advance.
34    “Borrowing Base” means, at any time an amount equal to (a) the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (ii) the lesser of (A) up to sixty-five percent (65%) of the book value of Eligible Inventory consisting of raw materials and finished goods (valued at the lower of cost (first-in, first-out) or market) or (B) up to eighty-five percent (85%) of the Net Orderly Liquidation Value Factor (based on the most recent Appraisal) multiplied by the book value of Eligible Inventory consisting of raw materials and finished goods (valued at the lower of cost (first-in, first-out) or market); minus (b) Reserves from time to time established by the Administrative Agent in its Permitted Discretion.

v

35    “Borrowing Base Certificate” means a certificate by a Financial Officer of the Borrower, substantially in the form of Exhibit C (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its Permitted Discretion, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.
36    “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
37    “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.
38    “Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.
39    “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
40    “Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender and (y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody’s of at least P-1 or the equivalent thereof (any such bank or Lender, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (v) investments, classified in accordance with GAAP as current assets in mutual funds, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that are rated at least AA/Aa by S&P and Moody’s, (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (v) above and (vii) indebtedness denominated and payable in U.S. dollars and issued by companies which carry a rating of A or higher from S&P or A-2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition, or commercial paper rated P-2 or better by Moody’s or A-2 or better by S&P with maturities of 24 months or less from the date of acquisition.
41    “CB Floating Rate” means the Prime Rate; provided that the CB Floating Rate shall never be less than the Adjusted One Month LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.
42    “CBFR”, when used in reference to: (a) a rate of interest, refers to the CB Floating Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CB Floating Rate.
43    “CFC” shall mean a Person that is a controlled foreign corporation under Section 957 of the Code.
44    “Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act) of 35% or more of the issued and outstanding shares of capital stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; (b) the Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding equity of any Loan Party, except as permitted by this Agreement; or (c) any “Change of Control” (as such term is defined in the Term Loan Agreement).
45    “Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
46    “Charges” has the meaning assigned to such term in Section 9.17.

47    “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Agent Advances.
48    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
49    “Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations.
50    “Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.
51    “Collateral Documents” means, collectively, the Security Agreement, the Mortgages and any other agreements, instruments and documents executed in connection with this Agreement and the Prior Credit Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations (and the “Obligations” as defined in the Prior Credit Agreement), including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, control agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to secure the Secured Obligations (and the “Obligations” as defined in the Prior Credit Agreement).
52    “Collection Account” has the meaning assigned to such term in the Security Agreement.
53    “Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower. The Commercial LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.
54    “Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Agent Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
55    “Commitment Schedule” means the Schedule attached hereto identified as such.
56    “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
57    “Communications” has the meaning assigned to such term in Section 9.01(d).
58    “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

59    “Consolidated EBITDA” shall mean, for any period, the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
(1)    Interest Expense;
(2)    income tax expense determined on a consolidated basis in accordance with GAAP;
(3)    depreciation expense determined on a consolidated basis in accordance with GAAP;
(4)    amortization expense determined on a consolidated basis in accordance with GAAP;
(5)    amounts attributable to minority interest;
(6)    any extraordinary non-cash charge (including any impairment charge or asset write-off pursuant to GAAP) (provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);
(7)    all costs and expenses arising from or related to the satisfaction and discharge of the Senior Notes and the incurrence of loans under the Term Loan Agreement and the amendment of the Prior Credit Agreement, in each case, on or about August 26, 2016 (the “Amendment Date”);
(8)    non-cash stock compensation, including any non-cash expenses arising from stock options, stock grants or other equity-incentive programs, the granting of stock appreciation rights and similar arrangements;
(9)    to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss;
(10)    one-time cash charges associated with plant closures, strikes and other restructuring charges, in all cases not exceeding $6,000,000 in the aggregate prior to the Maturity Date;
(11)    to the extent non-recurring and not capitalized, any fees, costs and expenses of Borrower and its Subsidiaries incurred as a result of Permitted Acquisitions, Restricted Investments, asset dispositions permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated);
(12)    any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification; and
(13)    non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards or Accounting Standards Codification;
60    provided that Consolidated EBITDA shall be reduced by the following:

(a)    all non-cash items increasing such Consolidated Net Income (excluding (v) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period, (w) income from pension plans, retiree health plans and adjustments to last-in-first-out reserves, (x) the amount attributable to minority interests, (y) any non-cash item to the extent it represents the reversal in such period of an accrual of, or reserve for, potential cash expense that reduced Consolidated EBITDA in a prior period and (z) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period); and
(b)    amounts paid in cash as Dividends or other distributions to holders of minority interests;
61    provided, further, that for the purposes of determining the Interest Coverage Ratio, Fixed Charge Coverage Ratio and Leverage Ratio (a) any gain or loss arising from extraordinary items, as determined in accordance with GAAP, or (b) from any non-recurring charges consisting of charges for restructurings, reductions in work force, and plant closing and consolidations and other non-recurring charges not to exceed $5,000,000 for any 12 month period for all such items in the aggregate, shall not be included in the calculation of Consolidated EBITDA related thereto.
62    “Consolidated Net Income” shall mean , for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:
(1)    any extraordinary gains (net of taxes, fees and expenses relating to the transaction giving rise thereto) or losses or expenses;
(2)    any net income or loss of any Person if such Person is not a Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a Dividend or other distribution;
(3)    any gain or loss realized upon any asset disposition (net of taxes, fees and expenses relating to the transaction giving rise thereto);
(4)    any net after-tax income or loss from discontinued operations; and
(5)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles.
63    “Consolidated Net Tangible Assets” shall mean, at any time of determination, the total assets of the Loan Parties on a consolidated basis less the sum of (a) the goodwill, net, and other intangible assets and (b) all current liabilities, in each case, reflected on the most recent consolidated balance sheet required to be delivered pursuant to Section 5.01(a) or (b), determined on a consolidated basis in accordance with GAAP.
64    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

x

65    “Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.
66    “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
67    “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) with respect to which a Bankruptcy Event has occurred (or with respect to any holding company parent of such Lender a Bankruptcy Event has occurred) or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.
68    “Designated Noncash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an asset sale under Section 5.13 that is designated as Designated Noncash Consideration pursuant to an officer’s certificate executed by the chief financial officer or treasurer of the Borrower setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.
69    “Disqualified Stock” shall mean, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or
(2)    is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the latest then applicable Maturity Date and for consideration that is not Qualified Stock;
provided that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of Dividends or upon maturity, redemption

(pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided, further, that (a) only the portion of any issuance of Equity Interests which is within the scope of clauses (1) or (2) above shall be deemed to be Disqualified Stock, (b) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock, and (c) any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Borrower or any Subsidiary to redeem or purchase such Equity Interests upon the occurrence of a change of control or an asset sale occurring prior to the latest then applicable Maturity Date shall not constitute Disqualified Stock if such Equity Interests specifically provides that the Borrower or such Subsidiary will not redeem or purchase any such Equity Interests pursuant to such provisions prior to the Borrower’s repayment of the Obligations and termination of this Agreement. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued Dividends.
70    “Dividends” with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its capital stock or other equity securities outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities).
71    “Document” has the meaning assigned to such term in the Security Agreement.
72    “DOL” means the United States Department of Labor or any successor department or agency.
73    “dollars” or “$” refers to lawful money of the U.S.
74    “Domestic Subsidiary” means a Subsidiary organized under the laws of the U.S., any state thereof or the District of Columbia.

75    “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
76    “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
77    “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
78    “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
79    “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
80    “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
81    “Electronic System” means any electronic system, including e-mail, e-fax, web portal access for the Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
82    “Eligible Accounts” means the Accounts which the Administrative Agent in its Permitted Discretion determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Administrative Agent in its sole discretion elects, include any Account:
(a)    with respect to which (i) the stated term for such Account is in excess of 60 days from the date of the original invoice therefor (unless any invoice with extended terms in excess of 60 days is approved by the Administrative Agent in its sole discretion), (ii) more than 90 days have elapsed since the date of the original invoice therefor or (iii) such Account is more than 60 days past due;
(b)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;
(c)    with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

(d)    which represents a progress billing (as hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Borrower’s completion of any further performance under the contract or agreement;
(e)    with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;
(f)    if twenty-five percent (25%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;
(g)    owed by an Account Debtor which: (i) does not maintain its chief executive office in the U.S. or Canada (other than the Province of Newfoundland); (ii) is not organized under the laws of the U.S. or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;
(h)    owed by an Account Debtor which is an Affiliate or employee of the Borrower;
(i)    except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent’s Liens in such Account, or the Administrative Agent’s right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;
(j)    owed by an Account Debtor to which the Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;
(k)    owed by the government of the U.S., or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), and any other steps necessary to perfect the Administrative Agent’s Liens therein, have been complied with to the Administrative Agent’s satisfaction with respect to such Account;
(l)    owed by any state, municipality, or other political subdivision of the U.S., or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;
(m)    which represents a sale on a bill-and-hold (unless the Administrative Agent receives a satisfactory acknowledgement letter from the Account Debtor as to the validity of such Account but in no event shall the aggregate of such bill‑and‑hold Accounts exceed (i) $500,000 at any time outstanding with respect to Accounts from Metro Wall Coverings and (ii) $100,000 at any time outstanding with respect to all other Account Debtors with bill-and-hold Accounts), guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;
(n)    which is evidenced by a promissory note or other instrument or by chattel paper;
(o)    if the Administrative Agent believes, in its Permitted Discretion, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;
(p)    with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless the Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;
(q)    which arises out of a sale not made in the ordinary course of the Borrower’s business;
(r)    with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;
(s)    owed by an Account Debtor which is obligated to the Borrower respecting Eligible Accounts the aggregate unpaid balance of which exceeds twenty percent (20%) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrower at such time by all of the Borrower’s Account Debtors, but only to the extent of such excess; or
(t)    which is not subject to a first priority and perfected security interest in favor of the Administrative Agent for the benefit of the Lenders.
If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

83    “Eligible Inventory” means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Administrative Agent, in its Permitted Discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Administrative Agent in its sole discretion elects, include any Inventory:
(a)    that is not owned by the Borrower;
(b)    that is not subject to the Administrative Agent’s Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clauses (a), (b) and (d) of the definition of Permitted Liens, provided that such Permitted Liens (i) are junior in priority to the Administrative Agent’s Liens or subject to Reserves and (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral);
(c)    that does not consist of finished goods or raw materials;
(d)    that consists of samples, prototypes, supplies, or packing and shipping materials;
(e)    that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;
(f)    that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower’s business, or that is slow moving or stale;
(g)    that is obsolete or slow-moving or returned or repossessed or used goods taken in trade;
(h)    that is located outside the U.S. (or that is in-transit from vendors or suppliers);
(i)    that is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent or if a Reserve for rents or storage charges has not been established for Inventory at that location;
(j)    that contains or bears any Proprietary Rights licensed to the Borrower by any Person, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Article VII without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;
(k)    that is not reflected in the details of a current perpetual inventory report and/or monthly physical report, as applicable; or

(l)    that is Inventory placed on consignment unless the Administrative Agent otherwise provides its prior written consent to such consignment arrangement in its sole discretion and receives such UCC financing statements, third party acknowledgment letters and other documents as the Administrative Agent shall request.
If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.
84    “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
85    “Environmental Compliance Reserve” means any reserve which the Administrative Agent establishes in its reasonable discretion after prior written notice to the Borrower from time to time for amounts that are reasonably likely to be expended by the Borrower in order for the Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 5.11.
86    “Environmental Laws” means all laws (except rules of common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, as in effect as of or prior to the date of this Agreement, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 26011251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803300f – 300j-9 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; and any state, local or foreign counterparts or equivalents, in each case as amended.
87     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of any Hazardous Materials into the Environment.

88    “Equipment” has the meaning assigned to such term in the Security Agreement.
89    “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.
90    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
91    “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
92    “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30‑day notice period is waived) (a “Reportable Event”); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
93    “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
94    “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.
95    “Event of Default” has the meaning assigned to such term in Article VII.
96    “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
97    “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.
98    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
99    “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.
100    “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
101    “Fixed Assets” means the Equipment, Fixtures and Real Estate of the Loan Parties.
102    “Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Borrower, the ratio of (a) Consolidated EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges.
103    “Fixed Charges” means, with respect to any fiscal period of the Borrower and its Subsidiaries on a consolidated basis, without duplication, interest expense, scheduled principal payments of Indebtedness, Federal, state, local and foreign income taxes (excluding deferred taxes) and Dividends.
104    “Fixtures” has the meaning assigned to such term in the Security Agreement.
105    “Flood Laws” has the meaning assigned to such term in Section 8.09.

106    “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
107    “Foreign Holdco” means Decorative Products Thailand, Inc. (“DPTI”), OMNOVA Wallcovering (USA) Inc. (“OMNOVA Wallcovering”) and any other Domestic Subsidiary which has no material assets other than the stock of Subsidiaries that are CFCs (which shall be indicated as a “Foreign Holdco” on Schedule 3.05 or any supplement thereto, when required to be delivered), in all cases provided that and so long as DPTI, OMNOVA Wallcovering or such other Domestic Subsidiary shall not engage in any business or activity other than (a) the ownership of Subsidiaries that are CFCs, (b) maintaining its corporate existence, (c) participating in Tax, accounting and other administrative activities as the parent of Subsidiaries that are CFCs, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the execution and delivery of a guaranty of Indebtedness under the Term Loan Agreement (provided that if the guaranty of such Foreign Holdco of the Obligations is limited then the guaranty of Indebtedness under the Term Loan Agreement will be limited in substantially the same manner) and (f) activities incidental to the businesses or activities described in clauses (a) through (e) above.
108    “Foreign Pension Plan” shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any Subsidiary primarily for the benefit of employees of the Borrower or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
109    “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
110    “Funding Account” means a deposit account of the Borrower designated by the Borrower to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.
111    “GAAP” means generally accepted accounting principles in the U.S. as in effect from time to time; provided that determinations in accordance with GAAP for purposes of determining the Fixed Charge Coverage Ratio, Interest Coverage Ratio and Leverage Ratio are subject (to the extent provided therein) to Section 1.04.
112    “Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
113    “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
114    “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
115    “Guarantors” means all Loan Guarantors, and the term “Guarantor” means each or any one of them individually.
116    “Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; and (b) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum product, asbestos or asbestos-containing material, polychlorinated biphenyls, radioactive, freon gas or radon.
117    “Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower (a) the assets of which do not exceed 1.00% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries and (b) the revenues of which do not exceed 1.00% of the consolidated revenues of the Borrower and its subsidiaries, in each case, as of the last day of the most recently ended four fiscal quarter period thereof; provided that the consolidated total assets and consolidated total revenues of all Immaterial Subsidiaries shall not exceed 2.00% of the Consolidated Net Tangible Assets and 2.00% of the consolidated total revenues, in each case, of the Company and its Subsidiaries as of the last day of the most recently ended four fiscal quarter period thereof.
118    “Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”
119    “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, (b) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (c) all Indebtedness of the types described in clause (a), (b), (d), (e), (f) or (g) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (d) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (e) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (f) all Guarantees of such Person in respect of Indebtedness of the types described in clauses (a)–(e) above or (h) below, (g) Disqualified Stock and, (h) all net obligations or exposure under any Swap Agreement or under any similar type of agreement or arrangement; provided that Indebtedness shall not include (a) payables and accrued expenses, in each case arising in the ordinary course of business or (b) other obligations with respect to non-compete and consulting agreements which are or were entered into in connection with a Permitted Acquisition.
120    “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan

Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.
121    “Indemnitee” has the meaning assigned to such term in Section 9.03(b).
122    “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
123    “Information” has the meaning assigned to such term in Section 9.12.
124    “Intercompany Loans” has the meaning set forth in Section 5.15(f).
125    “Intercompany Note” shall mean promissory notes evidencing Intercompany Loans.
126    “Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement dated as of August 26, 2016 by and among the Administrative Agent, Deutsche Bank AG New York Branch, as collateral agent under the Term Loan Agreement, and the Loan Parties.
127    “Interest Coverage Ratio” shall mean for any four fiscal quarter period, the ratio of Consolidated EBITDA for such period to Interest Expense for such period. All calculations of the Interest Coverage Ratio shall be made on a pro forma basis.
128    “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.
129    “Interest Expense” means, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (whether paid or accrued, and calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capital Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that any deferred financing fees to the extent otherwise included in the total consolidated interest expense of the Borrower and its Subsidiaries shall be excluded therefrom.
130    “Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.
131    “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such

Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
132    “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
133    “Inventory” has the meaning assigned to such term in the Security Agreement.
134    “IRS” means the United States Internal Revenue Service.
135    “Issuing Bank” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Borrower as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
136     “Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.
137    “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
138    “Knowledge” means the actual knowledge, after due inquiry, by an officer of the Borrower or its Subsidiaries in the ordinary course of his or her duties.
139    “Latest Projections” means: (a) on the Effective Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.01(d), the most recent projections of the financial condition, results of operations, and cash flows of the Borrower and its Subsidiaries, delivered to the Administrative Agent prior to the Effective Date; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.01(d).
140    “LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
141    “LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

142    “LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.
143    “Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.
144    “Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.
145    “Leverage Ratio” means, with respect to any four fiscal quarter period of the Borrower, the ratio of (a) Total Indebtedness at the end of such period to (b) Consolidated EBITDA for such period; provided that solely for purposes of calculating the Leverage Ratio, to the extent that the Borrower or any of its Subsidiaries makes any Permitted Acquisition pursuant to Section 5.15 or disposition of assets in excess of $10,000,000 outside the ordinary course of business that is permitted by Section 5.13 during the period of four fiscal quarters of the Borrower most recently ended, the Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by the chief financial officer or treasurer of the Borrower), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four quarter period.
146    “LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any CBFR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as shall be selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, (x) if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error); provided further, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Borrowing, such rate shall be determined as modified by the definition of Adjusted One Month LIBOR Rate.

147    “LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.
148    “Lien” means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, leasehold mortgagee, leasehold deed of trust, leasehold deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).
149    “Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement and/or the Prior Credit Agreement or the transactions contemplated hereby or by the Prior Credit Agreement. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
150    “Loan Guarantor” means each Loan Party.
151    “Loan Guaranty” means Article X of this Agreement.
152    “Loan Parties” means, collectively, the Borrower, the Subsidiary Guarantors and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.
153    “Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans and Agent Advances.
154    “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the Collateral; (b) a material impairment of the ability of the Loan Parties or any of their Affiliates to perform under any Loan Document to which they are party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of any Loan Document to which they are party.
155    “Maturity Date” means August 26, 2021 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

156    “Maximum Rate” has the meaning assigned to such term in Section 9.17.
157    “Moody’s” means Moody’s Investors Service, Inc.
158    “Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.
159    “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
160    “Net Amount of Eligible Accounts” means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits, allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.
“Net Orderly Liquidation Value” means, with respect to Inventory, the estimated net recovery value as determined by the Administrative Agent in good faith based on the most recent Appraisal, which reflects the estimated net cash value expected by the appraiser to be derived from a sale or disposition at a liquidation or going-out-of-business sale of such Inventory after deducting all costs, expenses and fees attributable to such sale or disposition, including, without limitation, all fees, costs and expenses of any liquidator(s) engaged to conduct such sale or disposition and all costs and expenses of removing and delivering the same to a purchaser.
161    “Net Orderly Liquidation Value Factor” means the ratio of the Net Orderly Liquidation Value to the book value of Inventory, expressed as a percentage. The Net Orderly Liquidation Value Factor shall be determined as of the Effective Date based on the Appraisal delivered prior to the Effective Date and shall be updated pursuant to Appraisals delivered under Section 5.04.
162    “Net Proceeds” has the meaning assigned to such term in Section 2.11(c).
163    “Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).
164    “Non-Guarantor Subsidiary” means (i) OMNOVA Overseas, Inc. (to the extent such entity continues to have de minimis assets), (ii) any Subsidiary that is a CFC, (iii) any Domestic Subsidiary of a Subsidiary of the Company that is a CFC, (iv) any subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Effective Date or existing at the time of acquisition thereof after the Effective Date (so long as such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Obligations or that would require consent, approval, license or authorization to provide a guarantee from a Governmental Authority unless such consent, approval, license or authorization has been received and (v) Immaterial Subsidiaries. Notwithstanding anything to the contrary, Non-Guarantor Subsidiary shall not include the Subsidiaries listed on Schedule 1.01 or any Subsidiary that is a borrower or guarantor under, or pursuant to, the Term Loan Documents.
165    “NYFRB” means the Federal Reserve Bank of New York.

166    “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
167    “Obligated Party” has the meaning assigned to such term in Section 10.02.
168    “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
169    “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
170    “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).
171    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
172    “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

173    “Payment Condition” shall be deemed to be satisfied in connection with transactions described in this Agreement if:
(A)    no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to such transaction;
(B)    immediately after giving effect to such transaction, the Borrower shall have (1) Availability calculated on a pro forma basis after giving effect to such transaction of not less than 25% of the Aggregate Revolving Commitment, or (2) (x) Availability calculated on a pro forma basis after giving effect to such transaction of not less than 17.5% of the Aggregate Revolving Commitment and (y) a Fixed Charge Coverage Ratio for the trailing twelve months calculated on a pro forma basis after giving effect to such transaction of greater than 1.20 to 1.00; and
(C)    The Borrower shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in (A) and (B) above and attaching calculations for item (B).
174    “Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
175    “Participant” has the meaning assigned to such term in Section 9.04(c).
176    “Participant Register” has the meaning assigned to such term in Section 9.04(c).
177    “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
178    “Permitted Acquisition” means an acquisition by the Borrower or a wholly owned Subsidiary of all or substantially all of the assets of a Person constituting, or more than 50% of the equity securities of a Person engaged in, a business (the “Target”), in each case subject to the satisfaction of the following conditions:
(i)    such Permitted Acquisition shall only involve a business, or those assets of a business, in the lines of business conducted by the Borrower and its Subsidiaries as of the Effective Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with the Borrower’s existing and future technology, trademarks and patents;
(ii)    such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors or the same shall have been approved by the United States Bankruptcy Court or United States District Court having jurisdiction over the bankruptcy estate of the Target;
(iii)    no additional Indebtedness shall be incurred, assumed or otherwise reflected on a consolidated balance sheet of the Borrower, its Subsidiaries and Target after giving effect to such Permitted Acquisition, except ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target or as otherwise permitted by Section 5.17; and
(iv)    the Payment Condition is satisfied.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, (A) an acquisition shall be a Permitted Acquisition only if all requirements of Section 5.15(n) are met with respect thereto and (B) the Accounts and Inventory of the Target shall not be included in Eligible Accounts and Eligible Inventory without the prior written consent of the Administrative Agent and Required Lenders, and upon such approval, the Target (to the extent such Permitted Acquisition is of the equity securities of a Person organized within the United States) shall execute a Joinder Agreement, pursuant to which the Target becomes a Loan Party under this Agreement and the other Loan Documents.
179    “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
180    “Permitted Leverage Ratio” means a Leverage Ratio of no greater than 3.50:1.00.
181    “Permitted Liens” has the meaning assigned to such term in Section 5.22.
182    “Permitted Refinancing Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary issued or incurred (including by means of the extension or renewal of existing Indebtedness) to refinance, refund, extend or renew existing Indebtedness (“Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such refinancing, refunding, extending or renewing Indebtedness is not greater than the sum of (i) the principal amount (or accreted value, if applicable) of such Refinanced Indebtedness plus (ii) an amount equal to unpaid accrued interest and premium thereon and fees and expenses reasonably incurred in connection with such refinancing, refunding, extension or renewal, (b) such refinancing, refunding, extending or renewing Indebtedness has a final maturity that is no earlier than the final maturity of, and a weighted average life to maturity that is no shorter than the remaining weighted average life of, such Refinanced Indebtedness, (c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending or renewing Indebtedness and any Guarantees thereof remain so subordinated on terms no less favorable to the Lenders and (d) such refinancing, refunding, extending or renewing Indebtedness does not contain mandatory redemption or prepayment rights on the part of the borrower or issuer of such Indebtedness or redemption or prepayment rights exercisable by the holder of such Indebtedness, that in either case would require payment of greater amounts or at earlier dates by the borrower or issuer of such Indebtedness than the Indebtedness so refinanced, refunded, extended or renewed; provided, further, that Permitted Refinancing Indebtedness shall not include (i) Indebtedness of the Borrower or another Loan Party that refinances, refunds, extends or renews Indebtedness of a Subsidiary that is not the Borrower or another Loan Party or (ii) Indebtedness of a Subsidiary that is not the Borrower or another Loan Party that refinances, refunds, extends or renews Indebtedness of the Borrower or another Loan Party.
183    “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
184    “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

185    “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
186    “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
187    “Prior Credit Agreement” has the meaning assigned to it in Article XI.
188    “Proprietary Rights” means all of the Loan Parties’ now owned and hereafter arising or acquired: registered patents, patent applications, registered copyrights, copyright applications, registered trademarks, trademark applications, and all licenses and rights related to any of the foregoing or to any technology or know-how, including, without limitation, those patents, trademarks, and copyrights set forth on Schedule 3.11 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.
189    “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
190    “Qualified Stock” shall mean any Equity Interests of the Borrower other than Disqualified Stock.
191    “Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).
192    “Register” has the meaning assigned to such term in Section 9.04(b).
193    “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.
194    “Real Estate” means all of the Loan Parties’ now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Loan Parties’ now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.
195    “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of Hazardous Materials into the environment.
196    “Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan

Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.
197    “Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing more than 66-2/3% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.
198    “Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
199    “Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability established by the Administrative Agent from time to time in its Permitted Discretion. Without limiting the generality of the foregoing, the following reserves shall be deemed to be within the Administrative Agent’s Permitted Discretion: (a) Banking Services Reserves, (b) a reserve for accrued, unpaid interest on the Obligations, (c) reserves for rent at leased locations subject to statutory or contractual landlord liens, (d) Inventory shrinkage, (e) Environmental Compliance Reserves, (f) customs charges, (g) dilution, (h) warehousemen’s or bailees’ charges and (i) reserves established pursuant to other provisions of this Agreement.
200    “Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.
201    “Revolving Credit Primary Collateral” has the meaning assigned to it in the Intercreditor Agreement.
202    “Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Agent Advances outstanding at such time.
203    “Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
204    “Revolving Loan” means a Loan made pursuant to Section 2.02(a).
205    “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

206    “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
207    “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).
208    “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
209    “SEC” means the Securities and Exchange Commission of the U.S.
210    “Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.
211    “Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.
212    “Securities Exchange Act” means the Securities Exchange Act of 1934 and regulations promulgated thereunder.
213    “Security Agreement” means that certain Third Amended and Restated Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
214    “Senior Notes” means the Senior Secured Notes maturing on November 1, 2018, bearing interest at 7.875% per annum, in the aggregate principal amount not to exceed $250,000,000.

215    “Settlement” has the meaning assigned to such term in Section 2.05(c).
216    “Settlement Date” has the meaning assigned to such term in Section 2.05(c).
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a)    the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and
(b)    the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(c)    it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and
(d)    it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
217    “Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Standby LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.
218    “Statements” has the meaning assigned to such term in Section 2.18(g).
219    “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
220    “Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower or a Loan Party; provided that except for Sections 3.05, 3.15 and 5.02(g), any reference to a Subsidiary of the Borrower or a Loan Party shall exclude any entity to be formed for purposes of effecting transactions with the Asian Latex Businesses; provided further that at any time that the foregoing entity becomes a direct or indirect wholly-owned Subsidiary of the Borrower or a Loan Party, the Borrower may at its option by written notice to the Administrative Agent designate such entity a Subsidiary for all purposes under this Agreement.
221    “Subsidiary Guarantor” means each Domestic Subsidiary of the Borrower, whether existing on the Effective Date or established, created or acquired after the Effective Date, unless and until such time as the respective Domestic Subsidiary is released from all of its obligations under the Loan Guaranty in accordance with the terms and provisions thereof. Notwithstanding the foregoing, no Non-Guarantor Subsidiary shall be a Subsidiary Guarantor except to the extent provided in the definition of Non-Guarantor Subsidiary.
222    “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
223    “Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
224    “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
225    “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
226    “Swingline Lender” means JPMCB in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.
227    “Swingline Loan” has the meaning assigned to such term in Section 2.05(a).
228    “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agreement” means that certain Amended and Restated Term Loan Credit Agreement, dated as of August 26, 2016, by and among the Borrower, Deutsche Bank AG New York Branch, as agent, and the lenders party thereto pursuant to which such lenders extended to the Borrower a term loan facility in the aggregate principal amount not to exceed $350,000,000 as such amount may be increased as permitted under Section 5.17 hereof (as amended, restated, supplemented, modified, replaced or refinanced from time to time as permitted by the Intercreditor Agreement).
“Term Loan Documents” means the Term Loan Agreement, the Loan Documents (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments executed and/or delivered in connection therewith (as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement).
“Title IV Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
229    “Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
230    “Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the incurrence of Indebtedness and related transactions under the Term Loan Documents.
231    “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the CBFR.
232    “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
233    “Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).
234    “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guaranty) that is contingent in nature at such time; (iii) all obligations under Swap Agreements; or (iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

235    “Unused Line Fee” means a fee calculated under Section 2.12(a) at a rate equal to, at any time of determination: (a) 0.25% to the extent the sum of the outstanding principal amount of Revolving Loans and the undrawn face amount of Letters of Credit at such time is equal to or exceeds 50% of the Aggregate Revolving Commitment then in effect; or (b) 0.375% to the extent the sum of the outstanding principal amount of Revolving Loans and face amount of Letters of Credit at such time is less than 50% of the Aggregate Revolving Commitment then in effect.
236    “U.S.” means the United States of America.
237    “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
238    “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
239    “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
240    “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
241    “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In furtherance of the foregoing, at the request of the Borrower, the Borrower, the Administrative Agent and the Lenders agree to negotiate in good faith any such amendment addressing the impact of changes in GAAP upon the covenants (financial or otherwise) at no cost to the Borrower and its Subsidiaries other than the reimbursement of the Administrative Agent’s cost and expenses contemplated by Section 9.03(a). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
SECTION 1.05    Pro Forma Adjustments for Acquisitions and Dispositions. To the extent the Borrower or any Subsidiary makes any acquisition or disposition of assets outside the ordinary course of business permitted hereunder during the period of four fiscal quarters of the Borrower most recently ended, the Leverage Ratio shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to the acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer), as if such acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred in the first day of such four-quarter period.

ARTICLE II

The Credits
SECTION 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.04 by making immediately available funds available to the Administrative Agent’s designated account, not later than 12:00 noon, Chicago time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02    Loans and Borrowings.
(a)    Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Agent Advance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.
(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of CBFR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be a CBFR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections Section 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. CBFR Borrowings may be in any amount.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) in the case of a Eurodollar Borrowing, 10:00 a.m., Chicago time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, 12:00 noon,

Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04    Agent Advances.
(a)    Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Agent Advances”); provided that, the aggregate amount of Agent Advances outstanding at any time shall not at any time exceed $5,000,000; provided further that, the Aggregate Revolving Exposure after giving effect to the Agent Advances being made shall not exceed the Aggregate Revolving Commitment. Agent Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Agent Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Agent Advances shall be CBFR Borrowings. The Administrative Agent’s authorization to make Agent Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay an Agent Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).
(b)    Upon the making of an Agent Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Agent Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Agent Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Agent Advance.
SECTION 2.05    Swingline Loans.
(a)    The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower requests a CBFR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrower on the date of the applicable Borrowing to the Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $10,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans shall be CBFR Borrowings.
(b)    Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan.
(c)    The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.
SECTION 2.06    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(c) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. This Agreement shall supersede any such standard form if and to the extent it contains terms inconsistent with or contrary to the terms of this Agreement. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure shall not exceed $5,000,000, (ii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iii) the Aggregate Revolving Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of

Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or (ii) if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (a) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (b) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, on the day of receipt; provided that, if such LC Disbursement is greater than or equal to $100,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a CBFR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, or the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i) above.
(j)    Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (e) or (f) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Defaults have been cured or waived as confirmed in writing by the Administrative Agent.
(k)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.07    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account; provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) an Agent Advance shall be retained by the Administrative Agent.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Nothing in this Section 2.07 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.
SECTION 2.08    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Agent Advances, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be a CBFR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09    Termination of Commitments; Increase in Revolving Commitments.
(a)    Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.

(c)    The Borrower shall notify the Administrative Agent of any election to terminate the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination of the Revolving Commitments shall be permanent.
(d)    The Borrower shall have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) the Borrower may make a maximum of three (3) such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $50,000,000, (iv) the Administrative Agent and the Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
(e)    Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Revolving Commitments to exceed $140,000,000. As a condition precedent to such an increase or addition, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) no Default exists and (3) the Borrower is in compliance (on a pro forma basis) with the covenants contained in Section 5.27 (whether or not then in effect) and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.
(f)    On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.
SECTION 2.10    Repayment and Amortization of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent the then unpaid amount of each Agent Advance on the earlier of the Maturity Date and demand by the Administrative Agent.
(b)    At all times that Loans are outstanding, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Agent Advances that may be outstanding and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.
(b)    In the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (A) the Aggregate Revolving Commitment and (B) the Borrowing Base, the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable in an aggregate amount equal to such excess.
(c)    Immediately upon receipt by the Borrower or its Subsidiaries of proceeds of any (i) sale or other disposition of Collateral (excluding Accounts and Inventory) permitted under Section 5.13, (ii) sale of the stock of any Subsidiary of the Borrower or (iii) issuance of equity securities (other than equity issued in connection with the Borrower’s Plans) or issuance of Indebtedness (excluding Indebtedness permitted under Section 5.17 and proceeds of equity or Indebtedness issued to finance a Permitted Acquisition but only to the extent such proceeds are received and paid to the sellers of the Target contemporaneously with the consummation of the Permitted Acquisition or contemporaneously with the date on which any other consideration is required to be paid to such sellers in connection with such Permitted Acquisition), the Borrower shall prepay the Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Liens hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith (“Net Proceeds”); provided, that to the extent no Default or Event of Default has occurred and is continuing at the time of or after giving effect to any sale or disposition of Collateral under clause (i) or any issuance of equity by the Borrower under clause (iii), the Borrower may use the proceeds thereof for any of its general corporate purposes (including, without limitation, Permitted Acquisitions and prepayment of Indebtedness under the Term Loan Agreement) to the extent not prohibited by this Agreement. Notwithstanding the foregoing, if a Default or an Event of Default has occurred and is continuing, all Net Proceeds from the sale of Collateral subject to clause (i) above or from any issuance of equity by the Borrower under clause (iii) above shall be applied to the Obligations, except to the extent provided in the Intercreditor Agreement. Any such prepayment required by this Section 2.11(c) shall be applied in accordance with Section 2.11(d), subject to the Intercreditor Agreement.
(d)    All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Agent Advances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure.

l

(e)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (A) in the case of prepayment of a Eurodollar Revolving Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of a CBFR Revolving Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.
SECTION 2.12    Fees.
(a)    On the first day of each fiscal quarter and on the Maturity Date, the Borrower agrees to pay to the Administrative Agent, for the account of the Revolving Lenders, in accordance with their respective Applicable Percentages, an Unused Line Fee equal to the rate then applicable under the definition of Unused Line Fee times the amount by which the Aggregate Revolving Commitment exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately prior fiscal quarter or shorter period if calculated for the first fiscal quarter ending after the Effective Date or on the Maturity Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Administrative Agent shall be deemed to be credited to the Borrower’s Funding Account immediately upon receipt of good funds for purposes of calculating the Unused Line Fee pursuant to this Section 2.12(a).
(b)    [Reserved].
(c)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(d)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13    Interest.
(a)    The Loans comprising CBFR Borrowings (including Swingline Loans) shall bear interest at the CBFR plus the Applicable Margin.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Each Agent Advance shall bear interest at the CBFR plus the Applicable Margin for Revolving Loans plus 2%.
(d)    Notwithstanding the foregoing, during the occurrence and continuance of a Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
(e)    Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)    All interest hereunder shall be computed on the basis of a year of 360 days (except for interest calculated by reference to the CB Floating Rate, which shall be based on a year of 365 or 366 days, as applicable) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable CB Floating Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a CBFR Borrowing.
SECTION 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17    Withholding of Taxes; Gross-Up.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. %4. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.18    Payments Generally; Allocation of Proceeds; Sharing of Set‑offs.

(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Agent Advances, fourth, to pay the principal of the Agent Advances, fifth, to pay interest then due and payable on the Loans (other than the Agent Advances) ratably, sixth, to prepay principal on the Loans (other than the Agent Advances) and unreimbursed LC Disbursements and to pay any amounts owing with respect to Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established, ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and to the extent not paid pursuant to clause sixth above, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
(c)    At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute an Agent Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)    If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(f)    If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.
(g)    The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(b);
(b)    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(c)    if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(b) and 2.12(c) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(c) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that each of the Administrative Agent, the Borrower and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.21    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the

Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22    Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.
ARTICLE III

Representations and Warranties
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
SECTION 3.01    Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Secured Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral. Each Loan Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Loan Party, and constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Each Loan Party’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of (excluding conflicts, violations or breaches of any provision in any contract prohibiting the grant of a lien in specific leased or licensed assets), or result in the imposition of any Lien upon the property of such Loan Party or any of its Subsidiaries, by reason of the terms of (a) any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, (b) any

Requirement of Law applicable to such Loan Party or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement of such Loan Party or any of its Subsidiaries.
SECTION 3.02    Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (a), (b), (c), (d), (f), (g), (h), (i), (k) and (l) of the definition of Permitted Liens securing all the Secured Obligations, and enforceable against the Loan Parties and all third parties.
SECTION 3.03    Organization and Qualification. Each Loan Party and each of its Subsidiaries (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.
SECTION 3.04    Corporate Name; Prior Transactions. Each Loan Party and each of its Subsidiaries has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except as set forth on Schedule 3.04.
SECTION 3.05    Subsidiaries and Affiliates. Schedule 3.05 is a correct and complete list of the name and relationship to the Loan Parties of each and all of the Loan Parties’ respective Subsidiaries and other Affiliates, subject to the addition of any new Subsidiaries pursuant to a Permitted Acquisition.
SECTION 3.06    Financial Statements and Projections (a) The Borrower has delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of November 30, 2015, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower’s independent certified public accountants, Ernst & Young. The Borrower has also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries for the month ending September 30, 2016. All such financial statements have been prepared in accordance with GAAP except to the extent provided in the notes to said financial statements (other than for monthly cash flow statements which have been prepared in a manner consistent with the unaudited cash flow statements delivered to Administrative Agent prior to the Effective Date) and present fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.
(a)    The Latest Projections are based on good faith estimates and assumptions made by the management of the Borrower, and on the Effective Date such management believed that the Latest Projections were reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Latest Projections probably will differ from the projected results and that the differences may be material.
SECTION 3.07    Solvency. After giving effect to the Transactions, each Loan Party is Solvent, and the Loan Parties and their Subsidiaries on a consolidated basis are Solvent, and each Loan Party and the Loan Parties and their Subsidiaries on a consolidated basis shall remain Solvent during the term of this Agreement.
SECTION 3.08    Indebtedness. Schedule 3.08 sets forth a true and complete list of all indebtedness for borrowed money (other than (i) intercompany loans, (ii) the Obligations and (iii) Indebtedness under the Term Loan Agreement) and related obligations of the Borrower and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transactions, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.
SECTION 3.09    Dividends. No Dividends have been declared, paid, or made upon or in respect of any Equity Interests or other securities of the Loan Parties or any of their respective Subsidiaries.
SECTION 3.10    Real Estate; Leases; Liens. Schedule 3.10 sets forth, as of the Effective Date, a correct and complete list of all Real Estate owned by each Loan Party and all Real Estate owned by any of their respective Domestic Subsidiaries, all leases and subleases of real or personal property held by each Loan Party as lessee or sublessee (other than any lease of personal property as to which such Loan Party is lessee or sublessee for which the aggregate payments with respect to such lease in any fiscal year are less than $100,000), and all leases and subleases of real or personal property held by each Loan Party as lessor, or sublessor. Each of such leases and subleases in respect of real property where a Loan Party maintains Collateral (including, without limitation, the offices in Beachwood, Ohio) is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Knowledge of Borrower, no default by any party to any such lease or sublease exists. With respect to all other leases and subleases of real or personal property, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Knowledge of Borrower, no default by any party to any such lease or sublease exists except for defaults that could not be reasonably expected to have a Material Adverse Effect. Each Loan Party has good and marketable title in fee simple to the Real Estate identified on Schedule 3.10 as owned by such Loan Party, or valid leasehold interests in all Real Estate designated therein as “leased” by such Loan Party and each Loan Party and its Subsidiaries have good, indefeasible, and merchantable title to all of their respective property reflected on the pro forma balance sheet of the Loan Parties delivered to the Administrative Agent on or about the Effective Date, except as disposed of in the ordinary course of business since the date thereof. Except as disclosed on Schedule 3.10, the Loan Parties and their respective Subsidiaries own their assets free of all Liens except Permitted Liens.
SECTION 3.11    Proprietary Rights. Schedule 3.11 sets forth a correct and complete list of all of the Loan Parties’ Proprietary Rights, as updated by the Loan Parties pursuant to Section 5.01(k). None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 3.11, as updated by Loan Parties pursuant to Section 5.01(k). To the Loan Parties’ Knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person’s property, and no other Person’s property infringes on or conflicts with the Proprietary Rights to the extent that such infringement or conflict with the Proprietary Rights could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 3.11 (as updated by Loan Parties pursuant to Section 5.01(k)) constitute all of the property of such type necessary to the current conduct of the Loan Parties’ business.
SECTION 3.12    Trade Names. All trade names under which any Loan Party or any of its Domestic Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 3.12, as updated by the Loan Parties pursuant to Section 5.01(k).
SECTION 3.13    Litigation. Except as set forth on Schedule 3.13, there is no pending, or to the Loan Parties’ Knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the Loan Parties’ Knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.
SECTION 3.14    Labor Disputes. Except as set forth on Schedule 3.14, as of the Effective Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Loan Parties or any of their Domestic Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the Borrower’s Knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Loan Parties or any of their Domestic Subsidiaries or for any similar purpose, (d) there is no pending or (to the Borrower’s Knowledge) threatened, strike or work stoppage and (e) there is no pending or (to the Borrower’s Knowledge) threatened unfair labor practice claim, or other labor dispute against or affecting the Loan Parties or their Subsidiaries or their employees that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.15    Environmental Laws. Except as otherwise disclosed on Schedule 3.15, to the Loan Parties’ Knowledge, based on reasonable investigation and inquiry:
(a)    The Loan Parties and their respective Subsidiaries have complied in all material respects with all Environmental Laws for which such failure to comply could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and neither the Loan Parties nor any of their respective Subsidiaries nor any of their presently owned real property or presently conducted operations, nor their previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Hazardous Material, that in either instance could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    The Loan Parties and their respective Subsidiaries have obtained or filed applications for all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Loan Parties and their respective Subsidiaries are in compliance with all material terms and conditions of such permits, except where the failure to obtain such a permit could not reasonably be expected to have a Material Adverse Effect.
(c)    Neither the Loan Parties nor any of their respective Subsidiaries nor any of their respective predecessors in interest, has in violation of Environmental Laws, stored, treated or disposed of any Hazardous Materials, except where such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(d)    Neither the Loan Parties nor any of their respective Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Hazardous Material, that in either instance could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(e)    None of the present or past operations of the Loan Parties and their respective Subsidiaries are the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Hazardous Material that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)    Neither the Loan Parties nor any of their respective Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Hazardous Material into the environment which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(g)    [Reserved].
(h)    None of the products manufactured, distributed or sold by the Loan Parties or any of their respective Subsidiaries contain asbestos containing material.
(i)    No Environmental Lien has attached to the Real Estate.
SECTION 3.16    No Violation of Law. Neither the Loan Parties nor any of their respective Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.
SECTION 3.17    No Default. Neither the Loan Parties nor any of their respective Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Loan Party or Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.
SECTION 3.18    ERISA Compliance and Foreign Pension Plans. Except as specifically disclosed in Schedule 3.18:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law and listed on Schedule 3.18. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Knowledge of the Loan Parties, nothing has occurred which would cause the loss of such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to any Plan subject to Sections 412 and 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 and 430 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the Knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Title IV Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(d)    Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities except to the extent that the failure to comply therewith would not reasonably be expected to result in a Material Adverse Effect. Neither the Loan Parties nor any of their respective Subsidiaries has incurred any obligation in an amount that would reasonably be expected to result in a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.
SECTION 3.19    Taxes. The Loan Parties and their respective Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid Taxes would constitute a Permitted Lien.
SECTION 3.20    Regulated Entities. None of the Loan Parties, any Person controlling any Loan Party, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Loan Parties are not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting their ability to incur indebtedness.
SECTION 3.21    Use of Proceeds; Margin Regulations. Proceeds of the Loans may be used to finance the Borrower’s working capital needs and for general corporate purposes of the Borrower. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.
SECTION 3.22    Copyrights, Patents, Trademarks and Licenses, etc. Each of the Borrower and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all licenses and other rights of whatever nature, in each case necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 3.22, as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
SECTION 3.23    No Material Adverse Change. As of the Effective Date, no Material Adverse Effect has occurred since November 30, 2015.
SECTION 3.24    Full Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided that, with respect to projected financial information, (a) the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower and its Subsidiaries’ projected consolidated results as set forth in the projected financial information will actually be realized, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results for the periods covered by the projected financial information may differ materially from such financial projections.
SECTION 3.25    [Reserved].
SECTION 3.26    Bank Accounts. Schedule 3.26 contains as of the Effective Date a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.
SECTION 3.27    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or any of its respective Subsidiaries of this Agreement or any other Loan Document, except those (A) which have been obtained or made, (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (C) for filings and recordings required to perfect the security interests created under the Collateral Documents or the Term Loan Documents.
SECTION 3.28    Insurance. Set forth on Schedule 3.28 hereto is a true, correct and complete summary of all insurance carried by each Loan Party on and as of the Effective Date, with the amounts insured set forth therein.
SECTION 3.29    [Reserved].
SECTION 3.30    Reportable Transaction. The Loan Parties do not intend to treat the Borrowings and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Loan Parties determine to take any action inconsistent with such intention, the Loan Parties will promptly notify the Administrative Agent thereof.
SECTION 3.31    [Reserved].
SECTION 3.32    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the Knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the Knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or Transaction will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.33    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE IV

Conditions
SECTION 4.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders (together with any other real estate related opinions separately described herein), all in form and substance satisfactory to the Administrative Agent and its counsel.
(b)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by‑laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.
(c)    No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.
(d)    Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid in cash by the Borrower or with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Effective Date.
(e)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 5.22), shall be in proper form for filing, registration or recordation.
(f)    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.
The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing, and (ii) no Agent Advance shall be outstanding.
(c)    After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.
(d)    No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section.
Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, if directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.
ARTICLE V

Covenants
Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 5.01    Financial Statements; Borrowing Base and Other Information. The Loan Parties shall promptly furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:
(a)    As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year (commencing with the fiscal year ending November 30, 2016), audited consolidated balance sheets, and income statements, cash flow statements and changes in stockholders’ equity for the Borrower and its Subsidiaries, on a consolidated basis, for such fiscal year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at the date thereof and for the fiscal year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report and opinion by Ernst & Young LLP, any other independent registered public accountants or such other independent registered public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)    As soon as available, but in any event not later than thirty (30) days after the end of each month, unaudited consolidated balance sheets of the Borrower and its Subsidiaries, on a consolidated basis, as at the end of such month, and unaudited consolidated income statements and cash flow statements for the Borrower and its Subsidiaries, on a consolidated basis, for such month and for the period from the beginning of the fiscal year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period for the prior fiscal year and for the Borrower’s budget, and prepared in accordance with GAAP applied consistently as with the audited financial statements required to be delivered pursuant to Section 5.01(a); provided, however, that monthly cash flow statements will be prepared in a manner consistent with the unaudited cash flow statements delivered to the Administrative Agent prior to the Effective Date and which is not in accordance with GAAP. The Borrower shall certify by a certificate signed by its chief financial officer or treasurer substantially in the form of Exhibit D that all such statements (except the monthly cash flow statements) have been prepared in accordance with GAAP and present fairly the financial position of the Borrower and its Subsidiaries as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments;
(c)    With the annual audited financial statements delivered pursuant to Section 5.01(a), and within thirty (30) days after the end of each month, a certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit D setting forth in reasonable detail the calculations required to establish that the Loan Parties were in compliance with the covenant set forth in Section 5.27, during the period covered in such financial statements and as at the end thereof. Within thirty (30) days after the end of each month, a certificate of the chief financial officer or treasurer of the Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Loan Parties are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents and (C) no Default or Event of Default then exists or existed during the period covered by the financial statements for such month. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Loan Parties have taken or propose to take with respect thereto;
(d)    Within ninety (90) days after the commencement of each fiscal year (commencing with the fiscal year beginning December 1, 2016), annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Borrower and its Subsidiaries, on a consolidated basis, as at the end of and for each quarter of such fiscal year;
(e)    Promptly after filing with the PBGC and the IRS, a copy of each annual report and, upon the Administrative Agent’s request, such other filings filed with respect to each Plan of the Loan Parties;
(f)    As soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter, unaudited consolidated financial statements for such fiscal quarter, in a form consistent with the Borrower’s Form 10-Q quarterly report filed with the SEC for the fiscal quarter ending August 31, 2016. Promptly upon the filing thereof, the Borrower shall notify the Administrative Agent if any reports or other documents have been filed by the Borrower or any of its Subsidiaries with the SEC under the Securities Exchange Act. The Borrower shall promptly provide the Administrative Agent with copies of any of the above filings if not electronically available and shall promptly provide the Administrative Agent with copies of all reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any Equity Interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Indebtedness of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued;
(g)    [Reserved];
(h)    Promptly after their distribution or filing, as applicable, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its shareholders; provided, that if any such materials are available electronically as a filing with the SEC, the Borrower shall give the Administrative Agent prompt notice of such filing and need not provide the Administrative Agent with copies of such publicly filed materials;
(i)    [Reserved];
(j)    Within fifteen (15) days after the end of each month (for such month) or more frequently if requested by the Administrative Agent, a Borrowing Base Certificate together with supporting information in accordance with Section 5.01(l); provided, that to the extent Availability falls below $20,000,000 at any time after the date hereof, then from and after such date, such Borrowing Base Certificate and supporting information shall be delivered on a weekly basis on Wednesday of each week for the week ending on the previous Friday. Upon the commencement of such weekly reporting, the Borrower may only revert back to monthly reporting from and after the date on which the Borrower has maintained Availability of at least $20,000,000 for ninety (90) consecutive days;
(k)    [Reserved];
(l)    The Borrower shall provide the Administrative Agent with the following documents at the following times in form satisfactory to the Administrative Agent: (i) at the times specified in Section 5.01(j), or more frequently if requested by the Administrative Agent, a schedule of the Borrower’s Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule; (ii) on a monthly basis, by the 15th day of the following month, or more frequently if requested by the Administrative Agent, an aging of the Borrower’s Accounts, together with a reconciliation to the corresponding Borrowing Base and to the Borrower’s general ledger; (iii) on a monthly basis by the 15th day of the following month, or more frequently if requested by the Administrative Agent, an aging of the Borrower’s accounts payable; (iv) on a monthly basis by the 15th day of the following month (or more frequently if requested by the Administrative Agent), a detailed calculation of Eligible Accounts and Eligible Inventory; (v) on a monthly basis by the 15th day of the following month (or more frequently if requested by the Administrative Agent), Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base and to the Borrower’s general ledger; (vi) upon request, copies of invoices in connection with the Borrower’s Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower’s Accounts and for Inventory acquired by the Borrower, purchase orders and invoices; (vii) upon request, a statement of the balance of each of the intercompany accounts; (viii) such other reports as to the Collateral of any Loan Party as the Administrative Agent shall reasonably request from time to time; and (ix) with the delivery of each of the foregoing, a certificate of the applicable Loan Party executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of any Loan Party’s records or reports of the Collateral are prepared by an accounting service or other agent, such Loan Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.
(m)    Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.
SECTION 5.02    Notices of Material Events. The Borrower shall notify the Administrative Agent and the Lenders in writing of the following matters at the following times:
(a)    Immediately after an officer of the Borrower becomes aware of any Default or Event of Default;
(b)    [Reserved];
(c)    Promptly after an officer of the Borrower becomes aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;
(d)    Promptly after an officer of the Borrower becomes aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;
(e)    Promptly after an officer of the Borrower becomes aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;
(f)    [Reserved];
(g)    Promptly after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower or any of its Subsidiaries is not in compliance with any Environmental Law or is investigating the Borrower’s or any of its Subsidiaries’ compliance therewith, which non-compliance could reasonably be expected to have a Material Adverse Effect;
(h)    Promptly after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Hazardous Materials which, in either case, is reasonably likely to give rise to liability of the Borrower or any of its Subsidiaries in excess of $2,500,000;
(i)    Promptly after receipt of any notice of a federal tax lien assertion or filing;
(j)    Any change in the Borrower’s or any Guarantor’s name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which the Borrower or such Guarantor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;
(k)    Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event (other than a Reportable Event with respect to a Title IV Plan) or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto; and in the event a Reportable Event with respect to a Title IV Plan occurs within ten (10) Business Days after such occurrence and before such occurrence is reported to the PBGC;
(l)    Upon request by the Administrative Agent, copies of the following: (i) each annual report (Form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, (iii) each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or any ERISA Affiliate and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request; and
(m)    Upon request by the Administrative Agent, copies of each actuarial report for any Plan or Multiemployer Plan and annual report for any Multiemployer Plan and a summary of any changes in the benefits of any existing Plan which increases the Borrower’s annual costs with respect thereto by an amount in excess of $1,000,000.
Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.
SECTION 5.03    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any of its agents or consultants (a) to visit and inspect, during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries and (b) to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Lender may request.
SECTION 5.04    Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Administrative Agent requests, the Loan Parties shall, at their expense and upon the Administrative Agent’s request, provide the Administrative Agent with an Appraisal.
SECTION 5.05    Taxes and Other Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material Taxes imposed upon the Borrower or its Subsidiaries, or upon the income or profits of the Borrower or its Subsidiaries, or upon any properties belonging to the Borrower or its Subsidiaries, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 5.22(a) upon any properties of the Borrower or any such Subsidiary; provided that none of the Company or any such Subsidiary shall be required to pay any such material Tax which is being contested in good faith and by appropriate proceedings if the Borrower or any such Subsidiary has maintained adequate reserves with respect thereto in accordance with GAAP.
SECTION 5.06    Legal Existence and Good Standing. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 5.06 shall prevent transactions permitted by this Agreement.
SECTION 5.07    Compliance with Law and Agreements; Maintenance of Licenses. Each Loan Party shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Loan Party shall, and shall cause each of its Subsidiaries to, obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Effective Date. Each Loan Party shall not, and shall cause each of its Subsidiaries not to, modify, amend or alter its certificate or articles of incorporation or bylaws, other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent. Each Loan Party shall maintain in effect and enforce policies and procedures designed to promote compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08    Maintenance of Property; Inspection of Property.
(a)    The Loan Parties shall, and shall cause each of their respective Subsidiaries to, maintain all of its material property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.
(b)    The Loan Parties shall maintain complete and accurate books and records (in accordance with GAAP) with respect to the financial operations of the Loan Parties and the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Administrative Agent shall from time to time request.
(c)    The Loan Parties shall permit representatives and independent contractors of the Administrative Agent (at the expense of the Loan Parties) and, so long as no Event of Default has occurred and is continuing, not to exceed two (2) times per year to visit and inspect any of their properties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Loan Parties; provided, however, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.
SECTION 5.09    Insurance.
(a)    The Borrower will, and will cause each of its Subsidiaries to, at all times keep their respective property in which a Lien has been granted to the Administrative Agent insured in favor of the Administrative Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Administrative Agent’s reasonable satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days’ prior written notice thereof (or 10 days’ prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Administrative Agent and (iii) shall be deposited with the Administrative Agent.
(b)    If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 5.09, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent and/or the Administrative Agent shall have the right (but shall be under no obligation), upon notice to the Borrower, to procure such insurance, and the Borrower agrees to reimburse the Administrative Agent or the Administrative Agent, as the case may be, for all costs and expenses of procuring such insurance.
SECTION 5.10    Insurance and Condemnation Proceeds. The Borrower shall promptly notify the Administrative Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $5,000,000, whether or not covered by insurance. The Administrative Agent is hereby authorized to collect all business interruption proceeds and all other insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:
(a)    With respect to insurance and condemnation proceeds relating to Collateral and proceeds of business interruption insurance, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 2.18.
(b)    With respect to insurance and condemnation proceeds relating to Fixed Assets, to the extent not prohibited by the terms of the Term Loan Agreement, the Borrower shall use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided that the Borrower need not comply with the requirements under this clause (b) to the extent it demonstrates to the Administrative Agent’s satisfaction that the Borrower’s remaining Fixed Assets are sufficient for the Borrower to continue producing and processing Inventory in a manner which is substantially similar to the operations of the Borrower existing immediately prior to the event resulting in insurance and condemnation proceeds being issued.
SECTION 5.11    Environmental Laws.
SECTION 5.12    Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan and Foreign Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law (or their foreign equivalents as applicable); (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Sections 412 and 430 of the Code and each Multiemployer Plan; (d) not engage in a prohibited transaction (for which an exemption is not otherwise available) or violation of the fiduciary responsibility rules with respect to any Plan and Foreign Pension Plan which results in aggregate liabilities to the Borrower and its Subsidiaries in an amount exceeding $5,000,000; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
SECTION 5.13    Mergers, Consolidations or Sales. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (including, without limitation, any sale, lease, or other disposition, or issuance, of Equity Interests or securities of a Subsidiary or another Person), or enter into any sale and leaseback transactions (except as permitted under Section 5.23), except that:
(a)    The Borrower and its Subsidiaries may make sales of Cash Equivalents and Inventory in the ordinary course of business;
(b)     The Borrower and its Subsidiaries may make sales or other dispositions of assets (other than the Equity Interests of a Loan Party); provided that, (i) no Default or Event of Default shall have occurred and then be continuing immediately before or after giving effect to such sale or disposition, (ii) each such sale or disposition of Accounts and/or Inventory of Loan Parties results in consideration of 100% cash in an amount equal to at least the fair market value of such assets (but, to the extent such sale or disposition involves Eligible Accounts or Eligible Inventory, in no event shall the net proceeds received be less than the amount of Availability generated by such Eligible Accounts and/or Eligible Inventory under the definition of Borrowing Base) and all of such proceeds shall be applied against the outstanding balance of Revolving Loans, (iii) each such sale or disposition of other assets results in consideration at least 75% of which shall at the time received be in the form of cash (provided that in lieu of cash the Borrower may receive, as consideration for the sale of any assets, assets which the Borrower would have been permitted to reinvest in under the terms of Section 4.02(c) of the Term Loan Agreement as in effect on the date hereof if the Borrower had received cash consideration), (iv) the aggregate sale proceeds from all assets subject to such sales shall not exceed the greater of (x) $15,000,000 and (y) 10% of consolidated total assets of the Borrower and its Subsidiaries, in each case in any fiscal year of the Borrower plus, in the case of a sale or disposition of foreign assets or a Foreign Subsidiary, $100,000,000 in the aggregate after the Effective Date and (v) net proceeds from the sale or disposition of assets (other than Accounts and Inventory of the Loan Parties) in excess of $15,000,000 are either applied as provided in Section 4.02(c) of the Term Loan Agreement as in effect on the date hereof or reinvested in assets to the extent permitted by Section 4.02(c) of the Term Loan Agreement as in effect on the date hereof;
(c)    Capital Expenditures by the Borrower and its Subsidiaries shall be permitted;
(d)    the Borrower and its Subsidiaries may sell or otherwise dispose of damaged, obsolete or worn-out assets (excluding Eligible Accounts and Eligible Inventory) that are no longer necessary for the proper conduct of their respective business for fair market value so long as the proceeds from the sale of any Accounts and Inventory of the Loan Parties are applied to repay the Revolving Loans;
(e)    transactions permitted by Section 5.14 shall be permitted;
(f)    the Borrower and its Subsidiaries may grant leases or subleases of real property and equipment to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;
(g)    any Foreign Subsidiary of the Borrower may be sold or transferred to, merged with and into, or be dissolved or liquidated into, or any of its assets or Equity Interests otherwise sold or transferred to (x) the Borrower or (y) any wholly-owned Subsidiary of the Borrower, so long as so long as the Borrower and its Subsidiaries shall be in compliance with the requirements of Section 5.31 and the Collateral Documents;
(h)    any Domestic Subsidiary of the Borrower may be merged with and into, or be dissolved or liquidated into, or any of its assets transferred to (x) the Borrower or (y) any wholly-owned Domestic Subsidiary of the Borrower, so long as (i), in the case of clause (y), such wholly-owned Domestic Subsidiary of the Borrower is a Guarantor and (ii) any security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;
(i)    the Loan Parties may sell or otherwise transfer assets (other than any real property and other than Accounts and Inventory from the Borrower to a Guarantor) between or among one another, and Non-Guarantor Subsidiaries may sell or otherwise transfer assets between or among one another or to the Borrower or a Subsidiary Guarantor;
(j)    each of the Borrower and its Subsidiaries may, in the ordinary course of business, license on a non-exclusive basis patents, trademarks, copyrights and know-how to third Persons, so long as each such license does not prohibit the granting of a Lien by the Borrower or such Subsidiary in the intellectual property covered by such license;
(k)    each of the Borrower and its Subsidiaries may liquidate any Non-Guarantor Subsidiary;
(l)    the Loan Parties may make sales of Inventory of the Loan Parties to their Foreign Subsidiaries in the ordinary course of business; provided that, (i) no Default or Event of Default shall have occurred and then be continuing immediately before or after giving effect to such sale or transfer, (ii) any sale shall be for at least fair market value (but, in the event any Eligible Inventory is sold, in no event shall the net proceeds received be less than the amount of Availability generated by such Eligible Inventory under the definition of Borrowing Base) and result in 100% cash consideration, the net proceeds of which are applied to repay the Revolving Loans; provided, that the Loan Parties may hold open accounts receivable for such sales (and, to the extent any such receivable is evidenced by a note in favor of the applicable Loan Party, such note shall be pledged to the Administrative Agent pursuant to the Security Agreement) in amounts equal to at least the fair market value of such Inventory sold (but, in the event any Eligible Inventory is sold, in no event less than the amount of Availability generated by such Eligible Inventory under the definition of Borrowing Base) and any repayments on such account receivable or note shall be applied to repay the Revolving Loans; provided, further, that the aggregate accounts receivables outstanding at any one time created after the Effective Date and generated from such Inventory sales shall not exceed $10,000,000 (and for the avoidance of doubt shall exclude the accounts receivable listed on Schedule 5.13(l) hereto);
(m)    the Loan Parties may sell or discount Accounts (other than Eligible Accounts) in the ordinary course of business, but only in connection with the collection or compromise thereof; provided that, (i) no Default or Event of Default shall have occurred and then be continuing immediately before or after giving effect to such sale or discount and (ii) any such sale or discount shall be for at least fair market value and any net cash proceeds therefrom shall be applied to repay the Revolving Loans;
(n)    any Foreign Subsidiary may sell or discount accounts in the ordinary course of business, but only in connection with the collection or compromise thereof; provided that, (i) no Default or Event of Default shall have occurred and then be continuing immediately before or after giving effect to such sale or discount and (ii) any such sale or discount shall be for at least fair market value;
(o)    to the extent the Borrower and its Subsidiaries comply with the requirements of Section 5.31 and the Security Agreement, the Borrower and its Subsidiaries may complete any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger, amalgamation or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Subsidiary of the Borrower prior to such restructuring and is intended to remain in existence following such restructuring remains, directly or indirectly, a Subsidiary of the Borrower after such restructuring; and
(p)    in addition to the foregoing, the Borrower and/or certain Loan Parties may transfer, directly or indirectly, in one transaction or a series of transactions, Intercompany Notes owed to the Borrower or a wholly-owned Subsidiary by a wholly-owned Subsidiary, so long as the promissory notes that the Borrower or such Loan Party will obtain in connection with the transfer thereof are pledged as additional collateral security for the Obligations and promptly delivered to the Administrative Agent, together with instruments of transfer duly executed in blank, in accordance with the Intercreditor Agreement and the Security Agreement (in which case the Administrative Agent shall be deemed to have released its lien on such notes transferred by the Borrower and/or certain Loan Parties, as applicable).
For purposes of clause (iii) of the proviso to clause (b) above, the following shall be deemed to be cash in respect of any sale or disposition:
(1)    the amount (without duplication) of any liability (other than any Indebtedness of the Borrower or a Guarantor whether outstanding on the Effective Date or thereafter incurred which is subordinated by its terms in right of payment to the Obligations) that would be recorded on a balance sheet prepared in accordance with GAAP of the Borrower or such Subsidiary that is expressly (x) assumed by a Person other than the Borrower or a Subsidiary, or (y) expunged by the holder of such liability, and with respect to which, in each case, the Borrower or such Subsidiary, as the case may be, is unconditionally released from further liability with respect thereto;
(2)    the amount of any obligations or securities received from such transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received);
(3)    any contingent earn-out obligation received by the Borrower or any Subsidiary in such asset sale having an aggregate potential payout, taken together with all other contingent earn-out obligations received pursuant to this clause since the Effective Date that are at the time outstanding and held by the Borrower or any Subsidiary, not to exceed $20,000,000 at that time then outstanding (after giving effect to any payment or reduction); and
(4)    any Designated Noncash Consideration received by the Borrower or any Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause since the Effective Date that is at the time outstanding and held by the Borrower or any Subsidiary, not to exceed the greater of (x) $25,000,000  or (y) 5.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.
SECTION 5.14    Dividends; and Capital Changes. Neither the Loan Parties nor any of their respective Subsidiaries shall (a) directly or indirectly declare or make, or incur any liability to make, any Dividends or (b) make any change in its capital structure which could have a Material Adverse Effect. Notwithstanding the foregoing:
(a)    any Subsidiary of the Borrower may pay Dividends to (i) the Borrower or (ii) any wholly-owned Subsidiary of the Borrower;
(b)    any non-wholly-owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or equity owners generally so long as the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);
(c)    the Borrower may pay cash Dividends so long as the Payment Condition is satisfied;
(d)    the Borrower and any of its Subsidiaries may declare and pay Dividends payable solely in the common stock or other Equity Interests that is not Disqualified Stock of such Person; and
(e)    so long as no Default or Event of Default has occurred and is continuing, the Borrower and any of its Subsidiaries may make Dividends in an amount not to exceed $5,000,000 per fiscal year to pay for the repurchase, retirement or other acquisition or retirement for value of equity interests (other than Disqualified Stock) of the Borrower pursuant to and in accordance with employment contracts, stock option plans or other benefit plans or similar arrangements for consultants, management (including directors and officers) or employees of the Borrower and any of its Subsidiaries.
SECTION 5.15    Restricted Investments. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, (a) lend money or credit or make advances to any Person, (b) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person), but excluding purchases or other acquisitions of inventory, materials and equipment and other real and personal assets (other than assets constituting, or a Person with assets constituting, a business, or Equity Interests or securities of a Person with assets constituting a business) used or to be used in the business of the Loan Parties and their respective Subsidiaries, (c) make any capital contribution to any other Person or (d) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each, a “Restricted Investment”), except that the following Restricted Investments shall be permitted:
(a)    the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;
(b)    the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;
(c)    the Borrower and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000 and (y) make loans to members of management to fund their purchase of Equity Interests of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one (1) Business Day) returned to the Borrower or such Subsidiary);
(d)    the Borrower and its Subsidiaries may enter into Swap Agreements to the extent permitted by Section 5.17;
(e)    investments in existence on the Effective Date and listed on Schedule 5.15 shall be permitted, without giving effect to any additions thereto or replacements thereof (provided that intercompany investments listed on Schedule 5.15 may be repaid or redeemed and re-advanced or re-contributed as new intercompany investments up to the amount of such investments in effect as of the Effective Date);
(f)    (i) any Loan Party may make intercompany loans to any other Loan Party, (ii) any Subsidiary of the Borrower may make intercompany loans to any Loan Party and (iii) any Foreign Subsidiary may make intercompany loans to another Foreign Subsidiary (collectively, “Intercompany Loans”); provided, that in the case of (i) and (ii) only (x) each Intercompany Loan shall be evidenced by an Intercompany Note, (y) each Intercompany Note issued to a Loan Party shall be pledged to the Administrative Agent pursuant to the Security Agreement and (z) each Intercompany Note made by a Loan Party and issued to a Subsidiary of the Borrower that is not a Loan Party shall contain subordination provisions reasonably satisfactory to the Administrative Agent;
(g)    the Borrower and its Subsidiaries may make intercompany loans to, or investments in, any of its Foreign Subsidiaries in the form of cash or Cash Equivalents or in connection with the conversion of an account receivable for Inventory sold pursuant to Section 5.13(l) into an intercompany loan so long as in each case (A) the Payment Condition is satisfied and (B) each such intercompany loan shall be evidenced by an Intercompany Note and if such Intercompany Note is issued to a Loan Party, it shall be pledged to the Administrative Agent pursuant to the Pledge Agreement;
(h)    the Loan Parties may make equity contributions to the capital of their respective Subsidiaries which are Loan Parties;
(i)    the Borrower and its Subsidiaries may create or acquire new Subsidiaries to the extent otherwise permitted hereunder;
(j)    the Borrower and its Subsidiaries may transfer Inventory or Equipment not otherwise reasonably required for the operations of the Loan Parties to any Foreign Subsidiary so long as (A) no Default or Event of Default is in existence at such time or would result therefrom, (B) such Foreign Subsidiary pays for such Equipment in cash equal to the fair market value thereof and (C) to the extent such transfer is in respect of Inventory of a Loan Party, the provisions of Section 5.13(l) are satisfied;
(k)    the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures;
(l)    the Borrower and its Subsidiaries may enter into transactions permitted under Section 5.13;
(m)    the Borrower and its Subsidiaries may enter into guarantees to the extent permitted by Sections 5.16 and 5.17(h);
(n)    subject to the provisions of this Section 5.15(n) and the requirements contained in the definition of Permitted Acquisition, the Loan Parties and wholly-owned Subsidiaries of the Borrower may from time to time after the Effective Date effect Permitted Acquisitions, so long as (i) all the criteria set forth in the definition of Permitted Acquisition are satisfied, (ii) all representations and warranties contained herein or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) in the case of acquisitions effected by any Loan Party, such Loan Party is able to, and does, grant a Lien to the Administrative Agent for the benefit of the Lenders on and security interest in assets acquired thereby in connection with such Permitted Acquisition and (iv) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Financial Officer of the Borrower, certifying to his or her Knowledge, compliance with the requirements of preceding clauses (i) through (iii);
(o)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(p)    investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement; provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such merger or consolidation;
(q)    in addition to the other exceptions set forth in this Section 5.15, the Borrower and its Subsidiaries may make additional Restricted Investments after the Effective Date to the extent not otherwise permitted under this Section 5.15 so long as the Payment Condition is satisfied;
(r)    investments made in the Asian Latex Businesses in an aggregate amount not to exceed $25,000,000 so long as the Payment Condition is satisfied; and
(s)    investments to the extent such investment represents the non-cash portion of the consideration received in an asset sale as permitted pursuant to Section 5.13(b).
SECTION 5.16    [Reserved].
SECTION 5.17    Indebtedness. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Indebtedness, other than:
(a)    Indebtedness incurred pursuant to this Agreement and the other Loan Documents;
(b)    existing Indebtedness to the extent the same is listed on Schedule 3.08 and Permitted Refinancing Indebtedness in respect of such Indebtedness;
(c)    Indebtedness evidenced by Capital Lease Obligations and purchase money Indebtedness of the Borrower and its Subsidiaries, including any Indebtedness assumed in connection with the acquisition of assets; provided that in no event shall the aggregate principal amount of Capital Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Effective Date, permitted by this clause (c) exceed at any time outstanding the greater of (x) $25,000,000 and (y) 5.6% of Consolidated Net Tangible Assets as of the time of incurrence;
(d)    Intercompany Loans among the Borrower and its Subsidiaries to the extent permitted by Section 5.15;
(e)    Indebtedness of the Borrower and its Subsidiaries under Swap Agreements so long as management of the Borrower has determined that the entering into of such Swap Agreements are bona fide hedging activities;
(f)    [Reserved];
(g)    Indebtedness of the Loan Parties arising under the Term Loan Documents (or any Permitted Refinancing Indebtedness of the Term Loan Agreement) in an aggregate principal amount not to exceed $350,000,000, less the aggregate principal amount of all principal repayments from and after the Amendment Date; provided, that the principal amount thereof may be increased by an aggregate amount not to exceed the amount permitted under Sections 2.15(a)(iv) and 8.04(xi) of the Term Loan Agreement as such Term Loan Agreement is in effect on the Amendment Date so long as (i) no Default or Event of Default shall have occurred and then be continuing immediately before or after giving effect to such increase, (ii) after giving pro forma effect to the incurrence of such additional Indebtedness and the use of proceeds thereof, (x) the Senior Secured Net Leverage Ratio (as defined and calculated under the Term Loan Agreement as in effect on the Amendment Date) as of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01 does not exceed 4.00:1.00, (iii) the maturity date of such additional Indebtedness shall not be prior to the scheduled maturity date of the Indebtedness under the Term Loan Agreement as in effect on the Amendment Date, (iv) the amortization payments in respect of such additional Indebtedness shall be no more than ratable with the amortization payments under the Term Loan Agreement as in effect on the Amendment Date, (v) the interest rate margins in respect of such additional Indebtedness incurred within 12 months of the Amendment Date shall not be increased by more than 50 basis points over those in effect on the Amendment Date and (vi) such Indebtedness shall satisfy all the requirements of Sections 2.15 and 8.04(xi) of the Term Loan Agreement as in effect on the Amendment Date; provided, that in the case of Indebtedness arising under Section 8.04(xi) of the Term Loan Agreement, it is understood that such Indebtedness may be held by lenders other than the Lenders under the Term Loan Documents;
(h)    any Loan Party may become liable as a guarantor with respect to obligations of any other Loan Party, which obligations are not otherwise prohibited under this Agreement;
(i)    Indebtedness representing deferred compensation to employees and directors of the Borrower or its Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $15,000,000 at any time outstanding;
(j)    Additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted under this Section 5.17 not to exceed $50,000,000 in aggregate principal amount at any one time outstanding;
(k)    Indebtedness of a Subsidiary of the Borrower acquired after the Effective Date in connection with a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that the aggregate principal amount of all such Indebtedness outstanding at any one time pursuant to this clause (k) shall not exceed (A) $10,000,000 plus (B) an additional amount of Indebtedness if (x) such Indebtedness consists of Permitted Indebtedness and (y) after giving effect to the incurrence of such Permitted Indebtedness and the respective Permitted Acquisition, the Interest Coverage Ratio for the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 is greater than 2.00:1.00 after giving pro forma effect to such Indebtedness; and Permitted Refinancing Indebtedness in respect of any of the foregoing;
(l)    Indebtedness of Subsidiaries that are not Loan Parties from time to time owing to Persons other than a Loan Party; provided that the aggregate amount of such Indebtedness under this clause (l) does not exceed $40,000,000 at any one time outstanding;
(m)    Additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted under this Section 5.17; provided that (i) after giving effect to the incurrence of such additional Indebtedness, the Interest Coverage Ratio for the then most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.01 is greater than 2.00:1.00 after giving pro forma effect to such Indebtedness and (ii) the aggregate amount of such Indebtedness under this clause (m) that may be incurred by Foreign Subsidiaries does not exceed $50,000,000 at any one time outstanding and Permitted Refinancing Indebtedness in respect of the foregoing;
(n)    Indebtedness consisting of supply chain finance services, including, without limitation, trade payable services and supplier accounts receivable purchases, in each case, in the ordinary course of business; provided, that such Indebtedness shall not relate to, or be secured by, Revolving Credit Primary Collateral; and
(o)    Indebtedness permitted by Section 8.04(xiii) of the Term Loan Agreement as in effect on the Amendment Date.
SECTION 5.18    Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay or redeem any Indebtedness, except (a) the Obligations in accordance with the terms of this Agreement, (b) the Indebtedness under the Term Loan Agreement to the extent permitted under Section 2.11(c) of this Agreement, subject to the Intercreditor Agreement and (c) Indebtedness under the Term Loan Agreement and any other Indebtedness (other than the Obligations) so long as at the time of, and after giving effect to, such prepayment or redemption, the Payment Condition is satisfied. Neither the Borrower nor any of its Subsidiaries shall prepay Indebtedness under the Term Loan Agreement from “Excess Cash Flow” (as defined in the Term Loan Agreement as of the date hereof) unless, after giving effect to any such prepayment the Borrower has Availability of at least $25,000,000.
SECTION 5.19    Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that: (a) Dividends may be paid to the extent provided in Section 5.14; (b) transactions permitted under Section 5.13 shall be permitted; (c) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Section 5.15; (d) the Borrower and its Subsidiaries may enter into other transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate so long as such transactions are not otherwise prohibited by the terms of this Agreement or any other Loan Document; (e) customary fees paid to members of the board of directors of the Borrower and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates; and (f) issuances of equity interests, payments of bonuses and other transactions permitted pursuant to employment or compensation agreements, option agreements, incentive plans, indemnification agreements and other arrangements with employees and directors of the Borrower or any of its Subsidiaries, in each case so long as the foregoing are on terms not materially more beneficial to such officers and directors as those provided by companies of similar size and similar financial condition as the Borrower and its Subsidiaries.
SECTION 5.20    Investment Banking and Finder’s Fees. Neither the Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. The Loan Parties shall jointly and severally defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Loan Parties are obligated to pay for any such fees, and all costs and expenses (including attorneys’ fees) incurred by the Administrative Agent and/or any Lender in connection therewith.
SECTION 5.21    Business Conducted. The Loan Parties shall not and shall not permit any of their respective Subsidiaries to, engage in any businesses which are not the same, similar, ancillary, complimentary, incidental or reasonably related to, or reasonable extensions, developments or expansions of, the businesses in which the Loan Parties are engaged on the Effective Date.
SECTION 5.22    Liens. Neither the Loan Parties nor any of their respective Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except the following (Liens described below are herein referred to as “Permitted Liens”):
(a)    Liens for Taxes not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, in each case unless a notice of a federal tax lien securing an amount exceeding $5,000,000 has been sent to any Loan Party or filed in any public records;
(b)    Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
(c)    Liens in existence on the Effective Date which are listed, and the property subject thereto described, on Schedule 3.10, but no renewals or extensions of such Liens shall be permitted unless (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;
(d)    Liens created by or pursuant to (x) the Loan Documents and (y) the Term Loan Documents (subject to the terms of the Intercreditor Agreement);
(e)    leases or subleases of real property granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;
(f)    Liens upon assets subject to capital leases or purchase money Indebtedness to the extent permitted by Section 5.17(c); provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such capital leases or purchase money Indebtedness and (y) the Lien encumbering the asset giving rise to the capital leases or purchase money Indebtedness does not encumber any other asset of the Borrower or any of its Subsidiaries;
(g)    Liens placed upon assets (including real property) at the time of acquisition or construction thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price or construction costs thereof and extensions, renewals or replacements of any of the foregoing; provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (g) shall not at any time exceed the amount permitted under Section 5.17(c) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of the Borrower or any of its Subsidiaries;
(h)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Subsidiary of the Borrower; provided that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower;
(i)    easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;
(j)    statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party; provided that no Eligible Inventory shall be subject to such liens;
(k)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, government contracts, performance and return‑of‑money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);
(l)    Liens in favor of securities intermediaries and other depositary institutions relating to normal and customary banker’s liens, liens, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with such entities;
(m)    any (i) interest or title of a lessor or sublessor (other than a Loan Party) under any lease entered into by the Borrower or any of its Subsidiaries as lessee to the extent that such lease is permitted to be entered into pursuant to this Agreement, (ii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject (including, without limitation, ground leases and other prior leases of the premises, mortgages, mechanics liens, tax liens and easements) or (iii) subordination of the interest of the lessee or sublessee under any such lease to any restriction or encumbrance referred to in the preceding clause (ii);
(n)    Liens on the assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries permitted under Section 5.17;
(o)    Liens not otherwise permitted pursuant to this Section 5.22 which secure obligations permitted under this Agreement not exceeding, in the aggregate at any one time outstanding, the greater of (x) $50,000,000 and (y) 11.2% of Consolidated Net Tangible Assets as of the time of incurrence; provided, that if any such Liens are on assets of any Loan Party or any of their respective Domestic Subsidiaries, such Liens shall be (i) subject to the Administrative Agent’s prior written consent to the extent such Liens are on Revolving Credit Primary Collateral and (ii) subordinated to the Administrative Agent’s Liens pursuant to a subordination agreement that is on terms and conditions satisfactory to the Administrative Agent in its sole discretion;
(p)    Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;
(q)    Liens on the Collateral securing Indebtedness permitted under Sections 8.04(xiii)(x) and (y) and (xviii) of the Term Loan Agreement as in effect on the Amendment Date; provided that any Liens securing Indebtedness permitted under Section 8.04(xviii) of the Term Loan Agreement (i) shall not exceed, in the aggregate at any one time outstanding, $15,000,000 and (ii) are limited to Liens on the assets related to such supply chain finance services which shall not include any Revolving Credit Primary Collateral; provided, further, any such Indebtedness permitted under Section 8.04(xiii)(x) and (y) of the Term Loan Agreement satisfies the requirements in Section 8.04(xiii) of the Term Loan Agreement as in effect on the Amendment Date, as applicable, and such Liens have the priority specified therein and are subject to the intercreditor agreements specified therein (and for the avoidance of doubt, to the extent such Liens are on Revolving Primary Collateral, they shall be junior Liens subject to such intercreditor agreements);
(r)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments permitted by this Agreement, provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
(s)    Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods solely to the extent the following conditions are satisfied: (i) such Liens secure obligations that are being contested in good faith by appropriate proceedings, (ii) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation and (iv) such Liens are not on assets included in the Borrowing Base;
(t)    Permitted Encumbrances (as defined in the Term Loan Agreement as in effect on the Amendment Date); and
(u)    Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases and consigned goods.
SECTION 5.23    [Reserved].
SECTION 5.24    New Subsidiaries. The Loan Parties shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than (a) those listed on Schedule 3.05, (b) any Person acquired pursuant to a Permitted Acquisition and (c) other Subsidiaries so long as the provisions of Section 5.31 herein are satisfied; provided, that OMNOVA Gibraltar may form a U.S. Subsidiary without satisfying the requirements of Section 5.31 so long as such Subsidiary does not engage in any business activities and does not incur material liabilities or hold material assets, in each case other than the holding and administration of intercompany loan facility agreements.
SECTION 5.25    Fiscal Year. The Loan Parties and their respective Subsidiaries shall not change their fiscal year; provided, that any Foreign Subsidiary may change its fiscal year to match the fiscal year of the Borrower.
SECTION 5.26    [Reserved].
SECTION 5.27    Fixed Charge Coverage Ratio. Whenever average Availability for any fiscal quarter is less than $25,000,000, the Loan Parties and their respective Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters tested on the last day of each fiscal quarter (commencing with the fiscal quarter in which average Availability was less than $25,000,000) of not less than 1.1 to 1.0. Such testing shall continue until average daily Availability in any subsequent fiscal quarter is at least $25,000,000.
SECTION 5.28    Use of Proceeds. The Loan Parties shall not, and shall not suffer or permit any Subsidiary to, use any portion of the loan proceeds, directly or indirectly, (i) to purchase or carry margin stock, (ii) to repay or otherwise refinance indebtedness of the Loan Parties or others incurred to purchase or carry margin stock, (iii) to extend credit for the purpose of purchasing or carrying any margin stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act, (v) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (vi) in any manner that would result in the violation of any applicable Sanctions.
SECTION 5.29    Amendments to Agreements. The Loan Parties shall not, and shall not permit their Subsidiaries to, amend or otherwise modify the Term Loan Documents or the documents evidencing any other Indebtedness, if such amendment or modification would be adverse to the interests of the Administrative Agent and Lenders under the Loan Documents or would be prohibited by the Intercreditor Agreement or any subordination agreement entered into in connection with any such Indebtedness.
SECTION 5.30    Bank Accounts. The Loan Parties shall not maintain any bank accounts except as set forth on Schedule 3.26 unless the Borrower first provides the Administrative Agent with ten (10) Business Days prior written notice of a Loan Party’s intent to open a new bank account and, if requested by the Administrative Agent, provides the Administrative Agent with a blocked account agreement, in form and substance satisfactory to the Administrative Agent, duly executed by the applicable Loan Party and the financial institution where such account has been opened.
SECTION 5.31    Further Assurances.
(a)    Subject to applicable law, each Loan Party and each Subsidiary shall cause each of its respective Domestic Subsidiaries formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a Loan Party, as the Administrative Agent shall determine, by executing such joinder agreements and other documents as the Administrative Agent shall require; provided that Domestic Subsidiaries that are Immaterial Subsidiaries shall not be bound by this requirement. Upon execution and delivery thereof, each such new Subsidiary (i) shall automatically become a Loan Party hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in any property of such Person which constitutes Collateral, including any parcel of real property located in the U.S. owned by such Person.
(b)    Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries (other than a Foreign Holdco) and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each Foreign Subsidiary directly owned by such Loan Party to be subject at all times to a first priority, perfected Lien (subject to the Intercreditor Agreement) in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(c)    Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required on the Effective Date), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Loan Documents, all at the expense of the Loan Parties; provided that in the case of any Foreign Holdco, recourse on any guarantee by such Foreign Holdco shall be limited to the Collateral pledged by such Foreign Holdco.
(d)    If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party or any Domestic Subsidiary after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause each Domestic Subsidiary to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
(e)    Notwithstanding anything herein to the contrary, Omnova Overseas, Inc., shall not be a Loan Party unless otherwise approved by the Borrower.
ARTICLE VI

[Reserved]
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    (i) any failure by the Borrower to pay the principal of the Secured Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise, or (ii) or any failure by the Borrower to pay the interest or premium on any of the Secured Obligations when due and such failure continues unremedied for three or more Business Days;
(b)    any representation or warranty made or deemed made by the Loan Parties in this Agreement or by the Loan Parties or any of their Subsidiaries in any of the other Loan Documents, any financial statement, or any certificate furnished by the Loan Parties or any of their Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;
(c)    (i)  any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.01(j), 5.01(l), 5.06, 5.09, or 5.13-5.30 of this Agreement, or Article VII of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.01 (other than 5.01(j) or 5.01(l)) or 5.03 and such default shall continue for fifteen (15) days after written notice to the defaulting party by the Administrative Agent or the Required Lenders, or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, or any other agreement entered into at any time to which a Loan Party or any Subsidiary and the Administrative Agent or any Lender are party (including in respect of any Banking Services) and such default shall continue for thirty (30) days after written notice to the defaulting party by the Administrative Agent or the Required Lenders;
(d)    any default shall occur with respect to any Indebtedness (other than the Obligations) of the Loan Parties or any of their Subsidiaries in an outstanding principal amount which exceeds $10,000,000, or under any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, or guaranteed by the Loan Parties or any of their respective Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Indebtedness to accelerate, the maturity of any such Indebtedness; or any such Indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
(e)    a Loan Party or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal (or any foreign equivalent laws), now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;
(f)    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of a Loan Party or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal (or any foreign equivalent laws), now or hereafter existing and such petition or proceeding shall not be dismissed within sixty (60) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;
(g)    a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for a Loan Party or any of its Subsidiaries or for all or any part of its property with a book value in excess of $5,000,000 shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property with a book value in excess of $5,000,000 of a Loan Party or any of its Subsidiaries;
(h)    except as permitted under this Agreement, a Loan Party or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;
(i)    [reserved];
(j)    any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by a Loan Party;
(k)    one or more judgments, orders, decrees or arbitration awards is entered against a Loan Party or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of (i) $10,000,000 or more or (ii) in the case of the Loan Parties, $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof;
(l)    any loss, theft, damage or destruction of any item or items of Collateral or other property of a Loan Party or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;
(m)    there is filed against a Loan Party or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;
(n)    for any reason other than the failure of a Loan Party to take any action available to it to maintain perfection of the Administrative Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;
(o)    (i) an ERISA Event shall occur with respect to a Title IV Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Loan Parties under Title IV of ERISA to the Title IV Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000 or (ii) a Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or
(p)    there occurs a Change of Control;
then, and in every such event (other than an event with respect to the Borrower described in clause (e) or (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event with respect to the Borrower described in clause (e) or (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII

The Administrative Agent
SECTION 8.01    Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
SECTION 8.02    Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.
SECTION 8.03    Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04    Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05    Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
SECTION 8.06    Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
SECTION 8.07    Non-Reliance.
(a)    Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(b)    Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
SECTION 8.08    Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
(a)    In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.
SECTION 8.09    Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
ARTICLE IX

Miscellaneous
SECTION 9.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to any Loan Party, to the Borrower at:
OMNOVA Solutions Inc.
25435 Harvard Road
Beachwood, Ohio 44122
Attention: Chief Financial Officer
Facsimile No: 216-453-0110
with a copy to:
OMNOVA Solutions Inc.
            25435 Harvard Road
            Beachwood, Ohio 44122
            Attention: General Counsel
            Facsimile No: 216-453-0111
(ii)    if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:
JPMorgan Chase Bank, N.A.
1300 East Ninth Street, Floor 13
Cleveland, Ohio  44114
Attention:  Randy Abrams
Facsimile No: (216) 781-2071
(iii)    if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.
(c)    Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    Electronic Systems.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Revolving Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender so long as a Defaulting Lender is no more adversely affected than any other Lender) directly affected thereby, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender so long as a Defaulting Lender is no more adversely affected than any other Lender), (viii) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender so long as a Defaulting Lender is no more adversely affected than any other Lender), or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender so long as a Defaulting Lender is no more adversely affected than any other Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.
(c)    The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $500,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.
(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay all (i) reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) after the occurrence and during the continuance of an Event of Default, out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:
(i)    appraisals and insurance reviews;
(ii)    field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;
(iii)    background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;
(iv)    Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;
(v)    sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and
(vi)    forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.
All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.18(c).
(b)    The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each of their Related Parties (each such Person being called an “Indemnitee”) from and hold each of them harmless against any and all liabilities, losses, damages, claims, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements (which for the avoidance of doubt shall exclude the allocated costs of in-house counsel)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (i) any investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Loan Party and whether based on contract, tort or any other theory) related to the entering into and/or performance of this Agreement or any other Loan Document or the use of the proceeds of any Loans or Letters of Credit hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (ii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower and its Subsidiaries, or any Environmental Claim related in any way to the Borrower and its Subsidiaries. The indemnification provided under this Section 9.03(b) shall not apply to (A) the gross negligence, bad faith or willful misconduct of any Indemnitee (each as determined by a court of competent jurisdiction by final and non-appealable judgment), (B) a material breach of the obligations of this Agreement by any Indemnitee (as determined by a court of competent jurisdiction in a final non-appealable judgment) or (C) any proceeding that does not involve an act or omission by the Borrower or any of its Subsidiaries and that is brought by any Indemnitee against any other Indemnitee (other than any proceeding against an Indemnitee in its capacity or in fulfilling its role as an Agent or arranger or similar role). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Issuing Bank or any Lender or any of their Related Parties set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, the Borrower shall not be liable for, or have any obligation under, any settlement of any investigation, litigation or other proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent, or if there is a final non-appealable judgment in any such investigation, litigation or proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above.
To the fullest extent permitted by applicable law, neither the Borrower, on the one hand, nor any Indemnitee, on the other, shall assert, and each such Person hereby waives, and acknowledges that no other Person shall have, by or through any Indemnitee or the Borrower, any claim against any Indemnitee or the Borrower, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; it being agreed that this sentence shall not limit the indemnification obligations of the Borrower or any other Loan Party (including in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). No Indemnitee referred to above shall be liable for any damages to the Borrower arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages to the Borrower resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(c)    To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Loan Parties’ failure to pay any such amount shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.
(d)    [Reserved].
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    %4.    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)    the Administrative Agent;
(C)    the Issuing Bank; and
(D)    the Swingline Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender or its Parent, (c) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (d) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
(b)    Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. For purposes of Section 9.04 of the Term Loan Agreement only, Section 5.27 herein shall be deemed to have a section heading designated as “Section 7.23” and Article VII herein shall be deemed to have a section heading designated as “Section 9.1”.
SECTION 9.12    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.13    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.
SECTION 9.14    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act. Each Loan Party shall provide such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and the Lenders in maintaining compliance with the USA PATRIOT Act.
SECTION 9.15    Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
SECTION 9.16    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 9.17    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.18    Marketing Consent. In consultation with, and with the written consent of the Borrower, JPMCB and its affiliates, at their respective sole expense, may publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion.
SECTION 9.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE X

Loan Guaranty
SECTION 10.01    Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION 10.02    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 10.03    No Discharge or Diminishment of Loan Guaranty.
(a)    Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(b)    The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
SECTION 10.04    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
SECTION 10.05    Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.
SECTION 10.06    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 10.07    Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 10.08    Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrower based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under Article VII hereof as a result of any such notice of termination.
SECTION 10.09    Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.
SECTION 10.10    Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.
SECTION 10.11    Contribution.
(a)    To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)    As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)    This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.
(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.
(e)    The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.
SECTION 10.12    Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
SECTION 10.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI

Amendment and Restatement
This Agreement is intended to amend and restate the provisions of that certain Second Amended and Restated Credit Agreement dated as of December 9, 2010 among the Borrower, the Administrative Agent, and Lenders party thereto (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Prior Credit Agreement”) and, except as expressly modified herein, (x) all of the terms and provisions of the Prior Credit Agreement shall continue to apply for the period prior to the Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Lenders, (y) the Obligations under (and as defined in) the Prior Credit Agreement shall continue to be paid or prepaid on or prior to the Effective Date in accordance with the terms of the Prior Credit Agreement, and shall from and after the Effective Date continue to be owing as Obligations hereunder and be subject to the terms of this Agreement and (z) this Agreement shall not be deemed to evidence or result in a novation or repayment of the Loans under (and as defined in) the Prior Credit Agreement and reborrowing hereunder, but obligations under the Prior Credit Agreement and Liens securing payment and performance thereof shall in all respects be continuing as Obligations under this Agreement and Liens securing payment and performance thereof.  All Letters of Credit under (and as defined in) the Prior Credit Agreement and outstanding on the date hereof shall continue as Letters of Credit under this Agreement. The Lenders’ Commitments under (and as defined in) the Prior Credit Agreement are hereby restated as set forth on the Commitment Schedule to this Agreement. All references in the other Loan Documents and the Loan Documents executed in connection with the Prior Credit Agreement to (i) the Prior Credit Agreement or the “Credit Agreement” shall be deemed to include references to this Agreement and all amendments, restatements and modifications to this Agreement and (ii) the “Lenders” or a “Lender” or to the “Agent” or “Administrative Agent” shall mean such terms as defined in this Agreement.  All Obligations of the Borrower under the Prior Credit Agreement shall be governed by this Agreement from and after the Effective Date. The Loan Documents delivered in connection with this Agreement shall supersede the corresponding Loan Documents delivered in connection with the Prior Credit Agreement. The Loan Documents executed in connection with the Prior Credit Agreement that are not superseded by corresponding Loan Documents executed and delivered in connection with this Agreement shall remain in full force and effect. All references to the Prior Credit Agreement in the Loan Documents executed in connection with the Prior Credit Agreement that are not expressly superseded by deliveries of such new Loan Documents shall be deemed to refer to this Agreement and all amendments, restatements and modifications to this Agreement.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
OMNOVA SOLUTIONS INC., as Borrower

By /s/ Chester W. Fox
Name: Chester W. Fox
Title: Vice President, Treasurer

DECORATIVE PRODUCTS THAILAND, INC., as a Loan Party

By /s/ Chester W. Fox
Name: Chester W. Fox
Title: Secretary

OMNOVA WALLCOVERING (USA), INC., as a Loan Party

By /s/ Frank P. Esposito
Name: Frank P. Esposito
Title: Secretary

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Issuing Bank and Swingline Lender

By /s/ Randy Abrams
Name: Randy Abrams
Title: Authorized Officer

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Carrie Light
Name: Carrie Light
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By /s/ John P. Dunn
Name: John P. Dunn
Title: Vice President

COMMITMENT SCHEDULE

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$40,000,000.00
PNC Bank, National Association	$20,000,000.00
Keybank National Association	$30,000,000.00
Total	$90,000,000.00

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between ____________________ (the “Assignor”) and ____________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Assignor and the Assignee hereby agree to the Standard Terms and Conditions (the “Standard Terms and Conditions”) set forth in Annex 1 attached hereto and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, as of the Effective Date, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions, the Credit Agreement and other Loan Documents (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and the Loan Documents to the extent related to the amount and percentage interest identified below (the “Assigned Amount”) of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with the terms of all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Section ___ and ___ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

Assignee agrees to pay the Administrative Agent a processing and recordation fee in the amount specified in Section 9.04(b)(ii)(C) of the Credit Agreement.

Promptly upon execution of this Assignment and Assumption, and consent by the Administrative Agent and, if applicable, the Borrower, the Assignee shall deliver to the Borrower, a Notice of Assignment in the form attached hereto as Schedule 1.

1.    Assignor:        ____________________________

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower: OMNOVA Solutions Inc., an Ohio corporation

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5. Credit Agreement:
Third Amended and Restated Credit Agreement dated as of November 30, 2016 among OMNOVA Solutions Inc., the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

7.     Assignee’s Interest on the Effective Date:

After giving effect to this Assignment and Assumption, on the Effective Date, the Assignee’s Commitment will be $____________________.

8.    Assignor’s Interest on the Effective Date:

After giving effect to this Assignment and Assumption, on the Effective Date, the Assignor’s Commitment will be $____________________.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________
Name:
Title:

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Issuing Bank and Swingline Lender

By_________________________________
Name:
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By________________________________
Name:
Title:
ANNEX 1
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.
Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION

NOTICE OF ASSIGNMENT AND ASSUMPTION

_________________, 20__

OMNOVA Solutions Inc.
25435 Harvard Road
Beachwood, Ohio 44122
Attention: Chief Financial Officer
Facsimile No: 216-453-0110

RE:	Notice of Assignment and Assumption

Chief Financial Officer,

Reference is made to the Third Amended and Restated Credit Agreement, dated as of November 30, 2016, among OMNOVA Solutions Inc., the other Loan Parties party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the other agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

We hereby give you notice of the assignment by ___________ (“Assignor”) to ________________ (“Assignee”) of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor’s participation in the Letters of Credit pursuant to the Assignment and Assumption attached hereto (the “Assignment and Assumption”).

Pursuant to the Assignment and Assumption, the Assignee agrees that it will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

Very Truly Yours,

[Name of Assignee]

By:____________________
Name:__________________
Title:___________________

EXHIBIT B

[RESERVED]

Exhibit B

EXHIBIT C
BORROWING BASE CERTIFICATE

J.P.Morgan BORROWING BASE REPORT
Rpt #
Obligor Number:			Date:
Loan Number:			Period Covered:___________ to ____________
COLLATERAL CATEGORY	A/R	Inventory	Total Eligible Collateral

Exhibit C

Description
1 Beginning Balance (Previous report - Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3)
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Collateral Balance
9 Less Ineligible - Past Due
10 Less Ineligible - Cross-age (___%)
11 Less Ineligible – Foreign
12 Less Ineligible – Contra
13 Less Ineligible - Other (attached schedule)
14 Total Ineligibles - Accounts Receivable

15 Less Ineligible -- Inventory Slow-moving
16 Less Ineligible -- Inventory Offsite not covered
17 Less Ineligible -- Inventory WIP
18 Less Ineligible – Consigned
19 Less Ineligible -- Other (attached schedule)
20 Total Ineligible Inventory

21 Total Eligible Collateral
22 Advance Rate Percentage	%	%
23 Net Available - Borrowing Base Value
24 Reserves (other)
25 Total Borrowing Base Value
25A Total Availability/CAPS
26 Revolver Line			Total Revolver Line
27 Maximum Borrowing Limit (Lesser of 25 or 26)*			Total Available
27A Suppressed Availability

Exhibit C

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4) B. Adjustments/Other _______________
30 Add: A. Request for Funds B. Adjustments/Other _______________
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 Term Loan	Total New Loan Balance:
35 OVERALL EXPOSURE (lines 31 & 34)

Pursuant to, and in accordance with, the terms and provisions of that certain Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as it may be amended or modified from time to time, the “Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the Borrower is executing and delivering to the Administrative Agent this Borrowing Base Report accompanied by supporting data (collectively referred to as the “Report”). The Borrower represents and warrants to the Administrative Agent that this Report is true and correct, and is based on information contained in Borrower’s own financial accounting records. The Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and certifies on this ___ day of ________________, 201_, that the Borrower is in compliance with the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed thereto in the Agreement.

BORROWER NAME:	AUTHORIZED SIGNATURE:

Exhibit C

EXHIBIT D

COMPLIANCE CERTIFICATE

To:	The Lenders party to the
Agreement (defined below)

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, modified, renewed or extended from time to time, the “Agreement”) among OMNOVA Solutions Inc., an Ohio corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected [Chief Financial Officer] [Treasurer] of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements. [for annual financial statements add: Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes] [for monthly financial statements add: Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis and, except for monthly cash flow statements, such financial statements have been prepared in accordance with GAAP consistently applied, subject to normal year-end audit adjustment and the absence of footnotes];

3.     The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 5.01(a) of the Agreement;

4.    I hereby certify that (i) all of the representations and warranties of the Loan Parties contained in the Agreement and other Loan Documents are correct and complete in all material respects as of the date of this Certificate, except for those representations and warranties that speak to a particular date, which are correct and complete in all material respects as of such referenced date, and (ii) the Loan Parties are, as of the date of this Certificate, in compliance in all material respects with their respective covenants and agreements in the Agreement and other Loan Documents;
5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

[For quarterly financial statements add: 6.    Schedule II hereto sets forth (i) the computations necessary to determine the Applicable Margin commencing on the Business Day this certificate is delivered and (ii) the Category from the definition of Applicable Margin determined by the computations.]

Exhibit D

[For annual financial statements add: 7.    Schedule III hereto sets forth all Patents, Trademarks and Copyrights (each as defined in the Security Agreement) registered or otherwise acquired during the period covered by this Certificate.]

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

[Remainder of Page Intentionally Blank; Signature Page Follows]

Exhibit D

The foregoing certifications, together with the computations and other information set forth in Schedule I, Schedule II and Schedule III hereto (if applicable) and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , 20___.

OMNOVA Solutions Inc., an Ohio corporation

By:
Name:
Title: [Chief Financial Officer] [Treasurer]

Exhibit D

SCHEDULE I

Compliance as of _________, 20___ with
Provision 5.27 of the Agreement

Exhibit D

SCHEDULE II

Borrower’s Applicable Margin Calculation

(i)	Computation: _____________

(ii)	Category from Grid in Definition of Applicable Margin: ________________

SCHEDULE III

Patents, Trademarks and Copyrights

[______________]

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of __________ ____, 20__, is entered into between ________________________________, a _________________ (the “New Subsidiary”) and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, except for those representations and warranties that speak to a particular date, which New Subsidiary ratifies as to such date, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, *[and]* (b) all of the covenants set forth in Article V of the Credit Agreement *[and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]* *[The New Subsidiary has delivered to the Administrative Agent an executed Loan Guaranty.]*

2.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

Exhibit E

4.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Administrative
Agent

By:
Name:
Title:

Exhibit E

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-1

EXHIBIT F-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of November 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among OMNOVA Solutions Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the Lenders.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-4